                                                                   Exhibit 10.72






                         AGREEMENT OF PURCHASE AND SALE



                                     Between



                              NEW CASTLE ASSOCIATES
                                   ("Seller"),



                                       and



                              CHRISTIANA MALL, LLC
                                   ("Buyer"),




                                  March 7, 2003


                                                        TABLE OF CONTENTS


                                                                                                               PAGE
ARTICLE I Defined Terms...........................................................................................2

         1.1          Certain Defined Terms.......................................................................2

ARTICLE II Purchase and Sale of Property Assets and Interests....................................................10

         2.1          Sale of Property Assets....................................................................10
         2.2          Purchase Price.............................................................................12

ARTICLE III Deposits, Assumption of Liabilities; Adjustments and Prorations......................................12

         3.1          Deposits...................................................................................12
         3.2          Assumption of Liabilities..................................................................14
         3.3          Debt Restructure...........................................................................15
         3.4          Adjustments and Prorations.................................................................15

ARTICLE IV Failure to Close......................................................................................15

         4.1          Buyer's Default............................................................................15
         4.2          Seller's Default...........................................................................16
         4.3          Disposition of Deposit upon Termination and Lack of Satisfaction of Conditions.............17

ARTICLE V Closing; Deliveries at Closing.........................................................................18

         5.1          Closing....................................................................................18
         5.2          Deliveries to be Made on the Closing Date..................................................18

ARTICLE VI Employment Matters....................................................................................23

         6.1          Employees..................................................................................23
         6.2          Vesting....................................................................................25
         6.3          Indemnity..................................................................................25
         6.4          No Third Party Beneficiaries...............................................................26

ARTICLE VII Buyer Inspections....................................................................................26

         7.1          Document  and Property Inspection..........................................................26
         7.2          Feasibility Period.........................................................................27
         7.3          Survey Contingency.........................................................................29
         7.4          Title Contingency..........................................................................30
         7.5          Property Financial Statements..............................................................31

ARTICLE VIII Conditions to Closing...............................................................................31

         8.1          Conditions to Obligations of Seller........................................................31
         8.2          Conditions to Obligations of Buyer.........................................................33


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
                                                    TABLE OF CONTENTS (CONT.)

ARTICLE IX Maintenance, Improvement and Leasing of the Property..................................................35

         9.1          Maintenance and Improvement................................................................35
         9.2          Leasing....................................................................................36
         9.3          Service and Maintenance Contracts..........................................................38
         9.4          Additional Covenants of Seller.............................................................39
         9.5          Management Agreements......................................................................40
         9.6          Estoppels and Consent and SNDAs............................................................40
         9.7          Existing Debt..............................................................................41

ARTICLE X Representations and Warranties of Seller...............................................................41

         10.1         Formation and Authority....................................................................41
         10.2         No Conflict................................................................................44
         10.3         Consents and Approvals.....................................................................44
         10.4         Personal Property..........................................................................45
         10.5         Litigation.................................................................................45
         10.6         Compliance with Laws.......................................................................46
         10.7         Taxes......................................................................................46
         10.8         Real Property..............................................................................48
         10.9         Environmental, Health and Safety Matters...................................................48
         10.10        Insurance..................................................................................49
         10.11        Material Contracts.........................................................................49
         10.12        Rent Roll..................................................................................51
         10.13        Knowledge..................................................................................52
         10.14        Ownership of Owner Entity..................................................................52
         10.15        Employment Matters.........................................................................53
         10.16        Limitations on Representations and Warranties..............................................55
         10.17        Schedules..................................................................................57

ARTICLE XI Representations and Warranties of Buyer...............................................................57

         11.1         Formation and Authority....................................................................57
         11.2         No Conflict................................................................................58
         11.3         Consents and Approvals.....................................................................58
         11.4         Litigation.................................................................................59
         11.5         Knowledge of Buyer.........................................................................59

ARTICLE XII Broker...............................................................................................60


ARTICLE XIII Survival; Indemnification...........................................................................60

         13.1         Survival of Warranties.....................................................................60
         13.2         Indemnification by Seller..................................................................61
         13.3         Indemnification by Buyer...................................................................63
         13.4         Indemnity - General........................................................................64
         13.5         Survival...................................................................................66

ARTICLE XIV Assignment...........................................................................................66


ARTICLE XV Notices...............................................................................................66


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
                                                    TABLE OF CONTENTS (CONT.)

ARTICLE XVI Expenses.............................................................................................68


ARTICLE XVII Casualty and Condemnation...........................................................................68

         17.1         Casualty...................................................................................68
         17.2         Condemnation...............................................................................69
         17.3         Material Casualty or Condemnation..........................................................69

ARTICLE XVIII Like Kind Exchange.................................................................................70

         18.1         Like Kind Exchange.........................................................................70

ARTICLE XIX Miscellaneous........................................................................................71

         19.1         Successors and Assigns.....................................................................71
         19.2         Gender.....................................................................................71
         19.3         Captions...................................................................................72
         19.4         Not Construed against Drafter..............................................................72
         19.5         Entire Agreement...........................................................................72
         19.6         Recording..................................................................................72
         19.7         Time of Essence............................................................................73
         19.8         Original Document..........................................................................73
         19.9         Governing Law..............................................................................73
         19.10        Post-Closing Inspection....................................................................73
         19.11        Non Compete................................................................................74
         19.12        Joint and Several Liability................................................................74
         19.13        Other Closings.............................................................................74
         19.14        Settlement With Equitable..................................................................76

ARTICLE XX Confidentiality.......................................................................................76

         20.1         Confidentiality Agreement..................................................................76
         20.2         Public Announcements.......................................................................77

ARTICLE XXI Further Undertakings.................................................................................77

         21.1         Further Assurances.........................................................................77
         21.2         Sale of Interests..........................................................................78

ARTICLE XXII Equitable Option Agreement..........................................................................78

         22.1         Option Agreement Representations...........................................................78


                         LIST OF EXHIBITS AND SCHEDULES
                         ------------------------------

Exhibits                  Description
--------                  -----------

Exhibit A-1               Description of Seller's Owned Land
Exhibit A-2               Description of Access Parcel
Exhibit A-3               Description of Adjacent Parcel
Exhibit B                 Assumed Debt Loan Documents

Exhibit C              Personal Property
Exhibit D              Excluded Personal Property
Exhibit E              Due Diligence Documents and Information
Exhibit F              Intentionally Deleted
Exhibit G              Service Contracts
Exhibit H              Intentionally Deleted
Exhibit I              Permitted Encumbrances
Exhibit J              Form of COREA Estoppel
Exhibit K              Form of Lender Estoppel and Consent
Exhibit L              Intentionally Deleted
Exhibit M              Intentionally Deleted
Exhibit N              Intentionally Deleted
Exhibit O              Intentionally Deleted
Exhibit P              Form of Anchor Tenant Estoppels
Exhibit Q              Escrow Investment Instructions/Agreement

Schedules              Description
---------              -----------

Schedule 3.4           Adjustments and Prorations
Schedule 6.1           Property Employees
Schedule 8.2(a)(iv)    Anchors
Schedule 10.1(c)       Organizational Documents of Owner Entity
Schedule 10.3(a)       Government Consents - Seller
Schedule 10.3(b)       Third Party Consents - Seller
Schedule 10.4          Leases of Personal Property to be assigned
Schedule 10.5          Litigation, Bankruptcies
Schedule 10.6          Compliance with Laws
Schedule 10.7(b)       All Refunds due to Tenants or
                       COREA parties for prior years
Schedule 10.8(b)       Condemnations
Schedule 10.9          Environmental Reports
Schedule 10.10         Insurance in Place
Schedule 10.11(a)      Material Contracts - COREAs
Schedule 10.11(b)      Material Contracts - Developer Agreements
Schedule 10.11(c)      Other Material Contracts
Schedule 10.11(d)      Material Contract Exceptions
Schedule 10.12(a)      Leases - Rent Roll
Schedule 10.12(c)      Claimed Lessor Defaults
Schedule 10.12(d)      AAR Report / Notices of Tenant Defaults
Schedule 10.12(f)      Security Deposits
Schedule 10.15(b)      Pension or Benefit Plan Liabilities
Schedule 10.15(d)      Employees Not At Will/Collective Bargaining Agreements
Schedule 11.3(a)       Government Consents Required - Buyer
Schedule 11.3(b)       Third Party Consents - Buyer

                         AGREEMENT OF PURCHASE AND SALE

                                 CHRISTIANA MALL

         THIS AGREEMENT OF PURCHASE AND SALE ("Agreement") is made and entered into as of the 7th day of March, 2003, (the "Effective Date") by and between NEW CASTLE ASSOCIATES, a Pennsylvania limited partnership ("Seller"), and CHRISTIANA MALL, LLC, a Delaware limited liability company ("Buyer").

                              W I T N E S S E T H:

         WHEREAS, Seller is the owner of approximately 75.07 acres of real property together with certain buildings and improvements located thereon, situated in New Castle County, Delaware and forming a part of Christiana Mall, as more fully described in this Agreement; and

         WHEREAS, Seller owns all of the capital stock of CMA Corporation ("Owner Entity"), and Owner Entity is the owner of approximately 10.04 acres of real property together with certain improvements located thereon situated in New Castle County, Delaware and forming a part of the Christiana Mall, as more fully described in the Agreement; and

         WHEREAS, Seller desires to sell, convey, transfer and assign to Buyer, and Buyer desires to purchase and acquire from Seller, all of the Seller's ownership interests in the Christiana Mall and the Owner Entity pursuant to the terms hereof.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

                                   ARTICLE I

                                  DEFINED TERMS

1.1      Certain Defined Terms.
         ----------------------

         As used in this Agreement, the following terms shall have the following meanings:

         "Access Agreement" means the Access Agreement dated February 13, 2003 between the Seller and The Rouse Company, an affiliate of Buyer.

         "Access Parcel" means the land described on Exhibit A-2.

         "Additional Matters Objection" is defined in Section 7.3.

         "Adjacent Parcel" means the land described on Exhibit A-3.

         "Adjusted Purchase Price" is defined in Section 2.2.

         "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

         "Affiliated Contracts" is defined in Section 19.13(a).

         "Agreement" means this Agreement of Purchase and Sale, including, without limitation, the Schedules and Exhibits hereto, as the same may be amended pursuant to the terms hereof.

         "Anchors" means the Anchor Tenants and the Anchor Department Stores collectively.

         "Anchor Department Stores" means those department stores that constitute a part of Christiana Mall and are identified in Schedule 8.2(a)(iv).

         "Anchor Tenant" is defined in Section 8.2(a)(iv).

         "Ancillary Agreements" means the agreements and documents to be executed at Closing as specified in this Agreement, including the Loan Assumption Documents and the documents described in Section 5.2(a)(iii), (iv) and (v).

         "Assumed Debt" means the existing secured mortgage debt on the Property Assets (other than the Adjacent Parcel), as evidenced and secured by the Assumed Debt Loan Documents which are listed on Exhibit B, the outstanding balance of which as of April 1, 2003 will be approximately the amount set forth on Exhibit B.

         "Assumed Debt Loan Documents" means the documents listed on Exhibit B.

         "Assumed Property Liabilities" means liabilities arising pursuant to
(a) the Assumed Debt Loan Documents, (b) the Leases, (c) the Permitted Encumbrances (other than the Assumed Debt Loan Documents), (d) the Assumed Service Contracts, (e) the Material Contracts and (f) any other obligation, contract or agreement that Buyer has expressly agreed in writing to assume.

         "Assumed Service Contracts" is defined in Section 9.3.

         "Business Day" means a day other than a Saturday, Sunday or National holiday or state holiday in the state in which the Property Assets are located or in which Closing is to occur.

         "Buyer's Deliveries" is defined in Section 5.2(b).

         "Claim" means any claim, demand, suit, action, litigation, investigation, arbitration, administrative hearing or other proceedings of any nature.

         "Closing" is defined in Section 5.1.

         "Closing Date" is defined in Section 5.1.

         "Concurrent Contracts" is defined in Section 19.13(a).

         "Confidentiality Agreement" means those certain confidentiality agreements dated May 30, 2002, January 2, 2003 and January 29, 2003 between Pennsylvania Real Estate Investment Trust ("PREIT") and The Rouse Company.

         "Contract" means contract, agreement, lease, sublease, purchase or sale order, license, permit, franchise, instrument, undertaking, commitment and other binding arrangement.

         "COREAs" means the documents listed on Schedule 10.11(a).

         "Covenants Surviving Termination" means the indemnification or other obligations of Seller or Buyer that survive the termination of this Agreement as contained in Section 3.1(a)(iii), Section 7.1 or Article XII or the Access Agreement.

         "Deposit" is defined in Section 3.1.

         "Developer Agreements" is defined in Section 10.11(b)

         "Due Diligence Expense" mean the reasonable and documented third party expenses incurred by Buyer with respect to its contemplated acquisition of the Property Assets, including but not limited to attorneys' fees (including fees and expenses incurred in negotiating this Agreement), engineering fees, title and survey charges, lender fees, and all other reasonable and documented third party expenses related to this transaction. In no event shall Due Diligence Expenses payable hereunder exceed $365,000.

         "Effective Date" is defined in the preamble of this Agreement.

         "Employment Period" is defined in Section 6.1.

         "Encumbrance" means any lien, superlien, security interest, pledge, right of first refusal, mortgage, covenant, restriction, reservation, conditional sale, prior assignment or other encumbrance, Claim, burden or charge of any nature.

         "Environmental Law" means any Law relating to pollution or protection of the environment, health, safety or natural resources from Hazardous Materials, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

         "Equitable" means The Equitable Life Assurance Society of the United States acting solely through its Prime Property Fund being advised by Lend Lease Real Estate Investments, Inc.

         "ERISA" is defined in Section 10.15(b).

         "ESA" is defined in Section 10.9.

         "Exchange Agreement" is defined in Section 18.1.

         "Exchanges" is defined in Section 18.1.

         "Hazardous Materials" means (a) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls and (b) any other chemicals, materials or substances that are regulated as to disposal, storage, use or quantity or identified as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law.

         "Hired Employees" is defined in Section 6.1.

         "Improvements" is defined in Section 2.1(a).

         "Interests" is defined in Section 2.1(a).

         "Intermediary" or "Intermediaries" is defined in Section 18.1.

         "Knowledge of Buyer" means the actual knowledge, without any duty of investigation or inquiry whatsoever, of Bob Minutoli and Janice Fuchs.

         "Knowledge of Seller" or "Seller's Knowledge" means the actual knowledge, without any duty of investigation or inquiry whatsoever, of George Rubin or Robert Walquist.

         "Land" is defined in Section 2.1(a).

         "Law" means any federal, state, local or foreign statute, law (including common law), ordinance, regulation, rule, code, order, judgment or decree, and any judicial or administrative interpretation thereof, and any other requirement or rule of law.

         "Leases" is defined in Section 2.1(a).

         "Lender" shall mean the holder of the Assumed Debt.

         "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law or any Contract.

         "Loan Assumption Documents" is defined in Section 3.2.

         "Losses" of a Person means any and all losses, liabilities, damages, claims, awards, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees) actually suffered or incurred by such Person.

         "Material Contracts" is defined in Section 10.11.

         "Material Loss" is defined in Section 17.3.

         "Non-Transferred Employees" is defined in Section 6.1.

         "New Leases" is defined in Section 9.2(a).

         "Option Agreement" means a certain Option Agreement dated as of June 27, 1988 among Seller, each of its partners, Equitable, and joined in by Obermayer, Rebmann Maxwell & Hippel and Blank, Rome, Comisky & McCauley.

         "Option Representations" is defined in Section 22.1.

         "Owner Entity" is defined in the Recitals.

         "Permitted Encumbrances" means those items listed on Exhibit I (except those marked "Remove"), plus (a) inchoate mechanic, construction and materialmen liens for completed construction or construction in progress not contracted for by Owner Entity or Seller or their respective Affiliates; (b) all Leases and New Leases and leases not listed on the rent roll attached as Schedule 10.12(a) but executed before the Effective Date of this Agreement and previously disclosed to Buyer; (c) building restrictions and zoning and other regulations, resolutions and ordinances and any amendments thereto in effect on the date of this Agreement or hereafter adopted; (d) any state of facts that a survey would show (other than matters covered by an Additional Matters Objection); (e) liens for any unpaid real estate tax, water charge, sewer rent and assessment, provided the same are adjusted at the Closing; (f) liens or encumbrances encumbering the Real Property (other than the Assumed Debt Loan Documents) as to which Seller shall deliver to either Buyer, or to the Title Company, at or prior to the Closing, proper instruments, in recordable form, canceling such liens or encumbrances, together with any other instruments necessary thereto and the cost of recording and canceling the same, or causing the Title Company to insure over such lien or encumbrance (but only if the Title Company insures over such lien or encumbrance at no expense to Buyer and only if Buyer agrees to accept the same in Buyer's commercially reasonable discretion); (g) any matter that is the responsibility of any tenant under any Lease of the Real Property but only if limited to such tenant's leasehold interest and does not affect the interest of Seller; (h) any matter that is the responsibility of any party (other than Seller or Owner Entity, which responsibility of Seller or Owner Entity shall be fully complied with as of Closing and insured as such by Title Company) to any reciprocal easement agreement affecting the Real Property; (i) all COREAs described in Schedule 10.11(a), and (j) matters created by or with the written consent of Buyer.

         "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, any governmental authority, and any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

         "Personal Property" is defined in Section 2.1(a).

         "Property Assets" is defined in Section 2.1(b).

         "Property Employees" is defined in Section 6.1.

         "Purchase Price" is defined in Section 2.2.

         "Real Property" means the Land and Improvements together.

         "Rent Roll" is defined in Section 10.12(a).

         "Seller's Deliveries" is defined in Section 5.2(a).

         "Service Contracts" is defined in Section 9.3.

         "Substitute Agreement" is defined in Section 22.1.

         "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind whatsoever (together with any interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any federal, state, local or foreign governmental or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, occupancy, personal property, intangible property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs and similar charges; and any deficiency, interest or penalty imposed with respect to any of the foregoing.

         "Tax Return" means any return, form or other report required to be filed with respect to Taxes, including any declaration of estimated tax and information return.

         "Threshold Amount" is defined in Section 13.2(b).

         "Title Company" means Chicago Title Insurance Company.

         "Venture Contracts" is defined in Section 19.13(a).


                                   ARTICLE II

                    PURCHASE AND SALE OF PROPERTY ASSETS AND

                                    INTERESTS

2.1      Sale of Property Assets.
         ------------------------

         (a) At Closing, subject to the provisions hereof, Seller hereby agrees to sell, convey, transfer, assign and deliver to Buyer, free and clear of Encumbrances (other than Permitted Encumbrances), and Buyer hereby agrees to acquire and purchase from Seller the following: (i) all of Seller's right, title and interest in and to: (A) the fee interest in the land described in Exhibits A-1 and A-3 (the land described on both Exhibits A-1 and A-3 are together, the "Land"), (B) all buildings and other improvements located on the Land

(collectively, the "Improvements"), and (C) one hundred percent (100%) of the capital stock in the Owner Entity (the "Interests"); (ii) to the extent in effect at Closing, all presently existing tenant leases listed on Schedule 10.12(a) together with all New Leases as defined in Section 9.2(a) hereof (collectively the "Leases" and individually a "Lease"), together with all amounts payable thereunder with respect to periods from and after Closing and security deposits, (iii) all licenses, parking and other occupancy agreements relating to the Improvements that are Permitted Encumbrances, (iv) all easements, if any, benefiting the Land or any part of the Real Property and all rights and appurtenances pertaining thereto; (v) all fixtures, equipment, and other personal property (both tangible and intangible), owned or leased (directly or indirectly) by the Seller as of the Effective Date, located on or in the Improvements and exclusively used for the operation of the Real Property, and specifically including the items listed on Exhibit C (the "Personal Property"); provided that the Personal Property shall not include the items listed on Exhibit D and the interest in any leased personal property shall be transferred only if permitted by the lessor thereof; (vi) the name "Christiana Mall" and all trademarks associated with such name; and (vii) all other property and property rights (both tangible and intangible), if any, used in connection with the operation of the Real Property owned by the Seller (directly or indirectly) as of the Effective Date and related to the Real Property including without limitation, (A) water and other riparian rights, (B) air rights, (C) development rights, (D) permits, licenses and other governmental approvals, (E) casualty insurance or condemnation proceeds as set forth in Section 17.1 and
17.2 hereof, and (F) real estate records and tenant files located at the Real Property (including sepias, drawings, surveys, plans and specifications), and all licenses, permits, certificates of occupancy to the extent the foregoing are not excluded by Exhibit D. Seller agrees to cooperate with Buyer's reasonable requests after Closing to produce other real estate records not located at the Real Property but that are in Seller's possession or control.

         (b) All of the properties and things described in this Section 2.1 to be transferred and sold to Buyer are sometimes referred to herein collectively as the "Property Assets".

2.2      Purchase Price.
         ---------------

         In consideration of the Property Assets to be sold to Buyer as described herein, Buyer agrees to pay to Seller at Closing, in cash or other immediately available funds, the purchase price (the "Purchase Price") of Forty-Four Million Dollars ($44,000,000), subject to further adjustments pursuant to Sections 3.3, 3.4 and 9.2(b) of this Agreement or as elsewhere expressly provided in this Agreement. Buyer shall also assume the amount of the Assumed Debt outstanding as of the Closing Date, subject to all of the terms of the Assumed Debt Loan Documents. The Purchase Price as adjusted for all of the foregoing or as elsewhere expressly provided in this Agreement shall be the "Adjusted Purchase Price".


                                  ARTICLE III

         DEPOSITS, ASSUMPTION OF LIABILITIES; ADJUSTMENTS AND PRORATIONS

3.1      Deposits.
         ---------

         (a) On the Effective Date, Buyer shall deposit with the Title Company the sum of $725,000 referred to hereinafter as the "Deposit." Title Company shall hold and/or apply the Deposit as provided for elsewhere in this Agreement.

         (i) Title Company, by signing this Agreement at the end hereof where indicated, signifies its agreement to hold the Deposit for the purposes contained in this Agreement. Title Company shall hold the Deposit in an interest bearing bank account (or other investment agreed to by the parties) and the interest thereon shall become part of the Deposit. Title Company shall not incur any liability by reason of any action or non-action taken by it in good faith and in accordance with this Agreement or pursuant to the judgment or order of a court of competent jurisdiction. Title Company shall have the right to rely upon the genuineness of all signatures, certificates, notices and instruments delivered to it pursuant to this Article III.

         (ii) Title Company shall not deliver the Deposit to any party unless written demand is made therefor and a copy of such written demand is delivered to the other party. If Title Company does not receive a written objection from the other party to the proposed payment or delivery within three (3) Business Days after such demand is served by personal delivery on such party, Title Company is hereby authorized and directed to make such payment or delivery. If Title Company does receive such written objection within such three (3) Business Day period, Title Company shall forward a copy of the objections to the other party and continue to hold the Deposit unless otherwise directed by joint written instructions from the parties to this Agreement or by a judgment of a court of competent jurisdiction.

         (iii) If a dispute arises as to the Deposit pursuant to this Article III, Buyer and Seller shall be responsible to reimburse Title Company, upon demand, for one-half of the reasonable costs and expenses incurred by Title Company in connection with acting in its capacity as escrow agent under this
Article III. In the event of litigation relating to the Deposit, whichever of

Seller or Buyer is not the prevailing party shall reimburse the prevailing party for the costs and fees paid by the prevailing party on its own behalf.

         (b) At Closing, the Title Company shall return the Deposit to Buyer in cash or immediately available funds. The Deposit shall be non-refundable except as provided in Sections 4.2 and 4.3 hereof or as otherwise expressly provided in this Agreement. The terms and conditions of the Escrow Agreement attached hereto as Exhibit Q are incorporated herein.

3.2      Assumption of Liabilities.
         --------------------------

         (a) Subject to the terms and conditions of this Agreement and except as otherwise expressly provided herein, Buyer shall, on the Closing Date (either directly or by virtue of acquiring the interests in the Owner Entity), assume and agree to pay, perform, fulfill, and discharge when due the Assumed Property Liabilities (except for Claims for which Seller is obligated to indemnify Buyer pursuant to this Agreement) with respect to the Property Assets sold and transferred (directly or indirectly) to Buyer.

         (b) From the Effective Date until the Closing, Seller and Buyer shall cooperate and use commercially reasonable efforts to obtain releases of Seller, and if applicable, any of its Affiliates from liabilities pursuant to the Assumed Debt Loan Documents arising out of or caused by any act or omission occurring at any time from and after the Closing Date. At the Closing, Buyer or an Affiliate of Buyer acceptable to the Lender shall assume and/or be substituted for Seller or its Affiliates as guarantor or indemnitor, and Buyer or such Affiliate shall execute such assumption or other documentation reasonably requested by the Lender (and agreed to with Buyer no later than five
(5) days prior to the Closing Date) to effectuate the aforesaid release of Seller or its Affiliates and to evidence the assumption ("Loan Assumption

Documents"). Notwithstanding the foregoing, Buyer shall not be obligated to pay any fee or charge or to provide any additional collateral in order to obtain such releases from the holder of the Assumed Debt.

3.3      Debt Restructure.
         -----------------

         If Buyer desires to place any mortgages on the Property Assets (other than the Assumed Debt), in order to facilitate a like-kind exchange, provided that such financing would not create adverse tax consequences for Seller, Seller shall on request of Buyer cooperate with Buyer and take reasonable steps to accommodate such request, including without limitation, execution of documents to accomplish the same, and assistance with the estoppels referenced in Section
9.6 provided that Seller shall have no liability for any such financing or by executing any such documents.

3.4      Adjustments and Prorations.
         ---------------------------

         At Closing, Seller and Buyer shall make adjustments and prorations in the manner set forth in Schedule 3.4.

                                   ARTICLE IV

                                FAILURE TO CLOSE

4.1      Buyer's Default.
         ----------------

         If Seller and/or PREIT and/or PREIT's Affiliates have complied with all of the covenants and conditions contained herein and in the Concurrent Contracts and Seller is ready, willing and able to (directly or indirectly) sell and transfer the Property Assets to Buyer in accordance with this Agreement and

Buyer or its Affiliates for any reason fails to consummate this Agreement in breach of its or Buyer's Affiliates obligations to do so hereunder or under the Concurrent Contracts, then the parties hereto agree as follows:

         SELLER MAY, BY WRITTEN NOTICE TO BUYER AND TITLE COMPANY, AS ITS SOLE REMEDY TERMINATE THIS AGREEMENT AND RECEIVE THE DEPOSIT AS SELLER'S LIQUIDATED DAMAGES AND AS SELLER'S SOLE AND EXCLUSIVE REMEDY FOR THE BREACH OF THIS AGREEMENT BY BUYER. IT IS EXPRESSLY UNDERSTOOD AND AGREED BETWEEN SELLER AND BUYER THAT SELLER'S ACTUAL DAMAGES FOR ANY SUCH BREACH BY BUYER HEREUNDER WOULD BE SUBSTANTIAL BUT EXTREMELY DIFFICULT TO ASCERTAIN.

         Thereafter, neither party shall have any further rights or obligations with respect to the other under this Agreement, except for Buyer's or its Affiliates' indemnification obligations under the Covenants Surviving Termination. The parties agree that the Deposit amount bears a reasonable relationship to the potential injury likely to be sustained in the event of such a breach and that such amount is intended by the parties to provide just compensation in the event of such a breach and is not intended to compel performance or to constitute a penalty for nonperformance.

4.2      Seller's Default.
         -----------------

         If Buyer and its Affiliates have complied with all of the covenants and conditions contained herein and in the Concurrent Contracts and is ready, willing and able to pay the Purchase Price to Seller and consummate the transactions contemplated hereunder in accordance with this Agreement and Seller or PREIT and/or PREIT's Affiliates for any reason fails to consummate this Agreement or any of the Concurrent Contracts in breach of its obligations to do so, Buyer may as its sole and exclusive remedy terminate this Agreement whereupon the Deposit shall be promptly returned to Buyer and Seller shall promptly reimburse Buyer for its Due Diligence Expense and any and all costs and expenses incurred in recovering the Deposit and the Due Diligence Expense, including without limitation legal fees and court costs. Buyer shall not be entitled to the remedy of specific performance. Upon termination of this Agreement and the payment to Buyer of the Deposit and its Due Diligence Expense (and costs of recovery) as provided above, neither party shall have any further rights or obligations with respect to the other under this Agreement, except for the Covenants Surviving Termination.

4.3 Disposition of Deposit upon Termination and Lack of Satisfaction of Conditions.
         --------------------------------------------------------------------

         If Seller terminates this Agreement as a result of the lack of satisfaction of any one or more of the conditions to Seller's obligations set forth in Sections 8.1, 19.13 or elsewhere in this Agreement and the lack of satisfaction of a condition is not related to Buyer's or Buyer's Affiliates breach or default hereunder or under any of the Concurrent Contracts, or Buyer terminates this Agreement as a result of the lack of satisfaction of any one or more of the conditions to Buyer's obligations set forth in Sections 7.2, 7.3, 7.4, 8.2 or 19.13 or elsewhere in this Agreement, and the lack of satisfaction of a condition is not related to Buyer's or Buyer's Affiliates breach or default hereunder or under any of the Concurrent Contracts, then the Deposit shall be promptly returned to Buyer.

                                   ARTICLE V

                         CLOSING; DELIVERIES AT CLOSING

5.1      Closing.
         --------

         Subject to the terms of this Agreement, closing of the transaction contemplated by this Agreement (the "Closing") shall take place at the offices of Piper Rudnick LLP, located at 6225 Smith Avenue, Baltimore, Maryland 21209, at 10:00 a.m., eastern time, on (i) April 24, 2003, time being of the essence, or (ii) such earlier date as is agreed to in writing by Seller and Buyer (the "Closing Date").

5.2      Deliveries to be Made on the Closing Date.
         ------------------------------------------

         (a) Seller's Deliveries: Seller shall deliver or cause to be delivered to Buyer on the Closing Date the following documents (collectively, "Seller Deliveries"):

             (i) Deed. A special warranty deed to the Real Property, duly executed and acknowledged by Seller and in proper form for recording, conveying fee simple title to the Real Property to Buyer.

             (ii) Bill of Sale. A bill of sale for all of the Personal Property, duly executed by Seller.

             (iii) Assignment and Assumption of Leases. An assignment of the Leases, duly executed and acknowledged by Seller and in proper form for recording, assigning Seller's right, title and interest in and to the Leases to Buyer.

             (iv) Assignment and Assumption of COREAs and Developer Agreements. An assignment of the COREAs and Developer Agreements, duly executed and acknowledged by Seller and in proper form for recording, assigning Seller's right, title and interest in and to the COREAs and Developer Agreements to Buyer.

             (v) Assignment and Assumption of Material Contracts, Assumed Service Contracts and Other Contracts. An assignment of the Material Contracts, Assumed Service Contracts and other contracts identified on Schedule 10.11(c), duly executed and acknowledged by Seller and in proper form for recording, assigning Seller's right, title and interest in and to the Material Contracts, Assumed Service Contracts and other contracts identified on Schedule 10.11(c) to Buyer.

             (vi) Transfer of Interests. The original stock certificate evidencing the Interests, duly endorsed in blank or with stock powers annexed thereto duly executed in blank by Seller, in proper form for transfer of the Interests to Buyer upon delivery and a resignation of the directors and officers of the Owner Entity.

             (vii) FIRPTA Affidavit. The affidavit referred to in Section 1445 of the Code with all pertinent information confirming that Seller and the Owner Entity are not foreign persons, trusts, estates, corporations or partnerships.

             (viii) Termination Agreements. Executed termination agreements for any and all management contracts then in existence with respect to the Real Property.

             (ix) Seller's Authority. Such proof and evidence of Seller's authority and authorization to enter into the transactions contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of any entity to act for and bind such entity, as may be reasonably required by the Title Company or Buyer, including, without limitation, any and all consents of any shareholders, directors, partners, limited partners or other persons whose consent to the transactions contemplated hereby is required.

             (x) Good Standing Certificates. Good standing certificates (or analogous documents) with respect to the Owner Entity and Seller from the Secretary of State or state taxing authority of the state in which each such entity is organized and authorized to conduct business.

             (xi) Tenant Notices. Notices to tenants, in form reasonably acceptable to Buyer, advising them of the transfer and directing payment of rent and other charges to a designated representative of Buyer.

             (xii) Possession. Possession of the Property Assets, subject only to the Permitted Encumbrances and possessory rights of tenants under Leases, with all keys, combinations, passes, and codes to all locks and security devices.

             (xiii) Documents. Original signed instruments of all Leases and Service Contracts, and to the extent in the possession and control of Seller or its Affiliates, all records and files relating to the operation and maintenance of the Property Assets, including real estate records, tenant files, permits, licenses, sepias, drawings, plans and specifications, tenant correspondence, current tax and utility bills, billing records, repair and maintenance records, and other documents, records and personal property included within Property Assets.

             (xiv) COREA Notices. Such notice to the other parties to the COREAs reflecting the change in ownership and such other matters as may be required by the COREA or as Buyer may otherwise reasonably request. Buyer shall prepare the notices and submit them to Seller for signature.

             (xv) Title Certification. Such certificates and/or indemnities as may be reasonably required by the Title Company in order to insure title to the Real Property as required by this Agreement provided such certificates do not expand or increase Seller's liability hereunder, including, but not limited to, title affidavits customary in similar transactions.

             (xvi) Warranty Certificate. The certificates required by Section 8.2(a)(i) and (ii).

             (xvii) Rent Roll. A Rent Roll updated to within five (5) days of the date of Closing and certified by Seller to be true and correct and complete.

             (xviii) Organizational Documents. Originals (or if not available, copies) certified by Seller to be complete and correct, of all organizational documents of Owner Entity and of any entity that may be deemed a predecessor of Owner Entity (including, but not limited to, certificates of formation or incorporation, operating agreements, by-laws and articles of merger).

             (xix) Other Documents and Deliveries. Such other documents or instruments as may be reasonably required by Buyer or the Title Company to effectuate the Closing, provided such documents or instruments shall not expand or increase Seller's liability hereunder.

         (b) Buyer's Deliveries. Buyer shall deliver or cause to be delivered to Seller on the Closing Date the following documents (collectively, "Buyer's Deliveries"):

             (i) Purchase Price. At Closing, Buyer shall pay the Adjusted Purchase Price to Seller by wire transfer in the manner directed by Seller.

             (ii) Buyer's Authority. Such proof and evidence of Buyer's authority and authorization to enter into the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of any entity to act for and bind such entity, as may be reasonably required by the Title Company or Seller, including, without limitation, any and all consents of any members, directors, partners, limited partners or other persons whose consent to the transactions contemplated hereby is required in accordance with Buyer's internal organizational structure.

             (iii) Good Standing Certificates. Good standing Certificates (or analogous documents) of Buyer from the Secretary of State or state taxing authority of the state in which such entity is organized and authorized to conduct business.

             (iv) Loan Assumption Documents. Executed copies of the Loan Assumption Documents.

             (v) Other Assumption Documents. Counterparts of the documents described in Section 5.2(a)(iii), (iv) and (v), duly executed and acknowledged by Buyer and in proper form for recording, assuming all of Seller's obligations under Leases, COREAs, Developers Agreements, Material Contracts, Assumed Service Contracts and other material contracts described in Section 10.11(c).

             (vi) Warranty Certificate. The certificates required by Section 8.1(a) and (b).

             (vii) [Intentionally Deleted]

             (viii) Other Documents and Deliveries. Such other documents or instruments as may be reasonably required by Seller, the Lender, or the Title Company to effectuate Closing, provided such documents or instruments shall not expand or increase Buyer's or Owner Entity's liability hereunder.


                                   ARTICLE VI

                               EMPLOYMENT MATTERS

6.1      Employees.
         ----------

         As used in this Agreement, the term "Property Employees" shall mean all employees of Owner Entity, all employees of Seller, all employees of any management company having a contract with Seller who perform services and are located at the Real Property, and all employees of one or more Affiliates of Seller working at or for the Real Property. Seller has provided Buyer with
Schedule 6.1 attached hereto, and the parties have initialed the same, showing all Property Employees as of the date of this Agreement together with their current salaries, their years of service, and certain other information including severance payable pursuant to Seller's policies as of the anticipated Closing Date. From and after the Effective Date, Seller shall cooperate with Buyer so that Buyer may review the personnel files and records of the current Property Employees and conduct personal interviews and background checks of such

Property Employees. Except for those Property Employees who do not satisfy Buyer's customary criminal history, credit and right to work investigations, and except for those Property Employees identified by Seller or Buyer to the other in writing before the Effective Date ("Non-Transferred Employees"), Buyer or its Affiliate shall make an offer to employ all Property Employees in comparable positions to those held by the Property Employees in accordance with Buyer's or its Affiliates customary terms of employment, except that Buyer shall offer to employ such Property Employees at the same salary or wage rate (without regard to benefits) that they are presently paid by Seller or its Affiliates as shown on Schedule 6.1 and with the same employee benefits as are customarily provided by Buyer to its own employees in comparable positions. All current Property Employees to whom Buyer or its Affiliate makes an offer of employment and who accept Buyer's offer are referred to herein as the "Hired Employees." Effective at midnight on the Date of Closing, Seller and its Affiliates shall terminate the employment by Seller or its Affiliates of all Property Employees and Buyer or its Affiliates shall hire all Hired Employees so there is no gap in any employees' employment. Seller hereby agrees to pay in full or to cause to be paid in full to all Property Employees, all accrued wages, vacation pay, bonuses, notice pay, severance pay and other benefits, entitlements and expenses owed to the Property Employees as a result of their employment by Seller and its Affiliates in accordance with Seller's policies and any applicable federal, state or local laws, provided that Seller's position is that no severance pay or notice pay is due to any Hired Employee. Seller shall be responsible for any benefit claims of Property Employees made with respect to treatments, expenses, covered services and/or benefits rendered or received by or with respect to Property Employees prior to the Date of Closing under Seller's Flexible Spending Account Plan. Buyer or its Affiliates shall continue to employ all Hired Employees for at least six (6) months after the Date of Closing ("Employment

Period"), provided that Buyer or its Affiliates shall be entitled to terminate the employment of any such Hired Employee for cause as determined in accordance with Buyer's policies and any applicable state or federal law in the reasonable discretion of Buyer or its Affiliates. If Buyer terminates the employment of a Hired Employee other than for cause before the end of the Employment Period, Buyer shall be obligated to indemnify Seller and its Affiliates from and against any Claim by such Hired Employee for severance pay in the amount shown on
Schedule 6.1 together with Seller's costs of defense, including attorney's fees incurred in defending against any such claim.

6.2      Vesting.
         --------

         To the extent that service is relevant for purposes of eligibility or vesting under any employee 401(k) plan or health insurance plan or other employee benefit plan established or maintained by Buyer or its Affiliates for the benefit of Buyer's employees on or after the Closing Date, such plan shall credit the Hired Employees with a period of service equal to that shown as the "years of service" for such Hired Employee on Schedule 6.1.

6.3      Indemnity.
         ----------

         Notwithstanding any provision contained in this Agreement to the contrary, Seller and Buyer shall indemnify, reimburse and hold harmless each other and their respective Affiliates and any of their respective directors, officers, agents and employees from and against any and all Losses arising out of or otherwise in respect of any failure of Seller or Buyer or their respective Affiliates to discharge its obligations under this Article VI. The provisions of this Article VI shall survive the Closing.

6.4      No Third Party Beneficiaries.
         -----------------------------

         Seller and Buyer do not intend that any Property Employees or Hired Employees be third party beneficiaries or entitled to enforce the provisions of this Agreement.

                                  ARTICLE VII

                                BUYER INSPECTIONS

7.1      Document and Property Inspection.
         ---------------------------------

         Seller has provided certain materials concerning the Property Assets to Buyer and has made and shall make available at the Real Property or at Seller's offices in Philadelphia, Pennsylvania for Buyer's inspection or review and copying the leases, the tenant files, and other documents and other items relating to the Property Assets as shown on the attached Exhibit E. Seller has also made its environmental files available for review by Buyer's environmental consultants.

         Seller has made and shall make the Property Assets available for inspection by Buyer and Buyer has and shall, at Buyer's risk, conducted such engineering and/or market and economic feasibility studies of the Property Assets and undertaken such physical inspections of the Property Assets as Buyer has deemed appropriate.

         Buyer agrees to comply with the Confidentiality Agreement and the Access Agreement with respect to the foregoing materials and further agrees that if for any reason the Closing is not consummated, Buyer will immediately return to Seller all materials furnished to Buyer by Seller and its Affiliates pursuant to the Confidentiality Agreement or this Section 7.1.

         Except for the warranties expressly set forth in this Agreement, Seller makes no representations or warranties as to the truth, accuracy or completeness of any materials, data or other information supplied to Buyer in connection with Buyer's inspection of the Property Assets (e.g., that such materials are complete, accurate or the final version thereof, or that all such materials are in Seller's possession). It is the parties' express understanding and agreement that such materials are provided only for Buyer's convenience in making its own examination and determination concerning the Property Assets, and, in doing so, except as expressly set forth in this Agreement, Buyer has relied exclusively on its own independent investigation and evaluation of every aspect of the Property Assets and not on any materials supplied by Seller or its Affiliates. Except as expressly set forth in this Agreement, Buyer expressly disclaims any intent to rely on any such materials provided to it by Seller or its Affiliates in connection with its inspection other than the warranties set forth in this Agreement and agrees that it shall rely solely on its own independently developed or verified information.

         In connection with any entry by Buyer or its agents or contractors on the Real Property prior to Closing, Buyer agrees to indemnify Seller, Owner Entity, and their Affiliates as provided in the Access Agreement.

         Buyer acknowledges that notwithstanding Buyer's continuing feasibility studies, Buyer shall not have the right to terminate this Agreement as a result thereof except as provided in this Agreement.

7.2      Feasibility Period.
         -------------------

         In the event that Buyer's environmental consultants have determined in their reasonable judgment before the Effective Date that there is a need for a Phase II Environmental Site Assessment ("Phase II ESA") of the Real Property, and Buyer has notified Seller thereof together with the reasons therefor, then subject to the provisions of the Access Agreement, Buyer shall be permitted until March 20, 2003 to conduct its Phase II ESA (the "Feasibility Period"). On or before the last day of the Feasibility Period, if, but only if, (a) the Phase II ESA discloses evidence of any one or more "Releases" (as such term is defined by Environmental Law) of Hazardous Materials or a recognized environmental condition on or affecting the Real Property in violation of Law, for which the cost to Buyer of remediation would exceed $100,000 in the aggregate and (b) the Release is not described in the ESAs and information provided to Buyer and listed on Schedule 10.9, Buyer may terminate this Agreement by providing a written notice to Seller so stating together with a copy of the Phase II ESA and an estimate of the remediation costs. Upon receipt of such notice, unless Seller nullifies the termination as described below, this Agreement shall terminate and the Deposit shall be returned to Buyer and, neither party shall have any obligation to the other, except for the Covenants Surviving Termination. If Buyer fails to provide such notice of termination on or before the last day of the Feasibility Period, Buyer shall be deemed to have waived its right to terminate this Agreement pursuant to this Section 7.2 and this Agreement shall remain in full force and effect. If Buyer terminates this Agreement in accordance with this Section 7.2, Seller shall be able to nullify such termination by notifying Buyer on or before March 31, 2003, that Seller shall either: (1) reduce the Purchase Price by the estimated remediation cost, or (2) agree with Buyer and Buyer's lenders to: (A) pay for the remediation if, as and when it is performed, and (B) provide guarantees or other assurances reasonably acceptable to such lenders with respect to such remediation.

7.3      Survey Contingency.
         -------------------

         Buyer may, but shall not be obligated to obtain, at its own expense, a survey of the Real Property. If the survey discloses matters affecting title to the Real Property that are not part of the Permitted Encumbrances and not readily apparent from a physical inspection of the Real Property that are objectionable to Buyer ("Additional Matters Objection"), Buyer shall notify Seller of such objection, in writing, on or before March 20, 2003. This contingency shall be deemed satisfied or waived if Seller has not received written notice of Buyer's Additional Matters Objection on or before March 20, 2003. Any such written notice shall state all of Buyer's objections with specificity and shall be limited to matters that currently or in the future may materially interfere with the operation or development of the Real Property as a shopping mall. Upon receipt of such notice, Seller may, but shall not be obligated to, if curable, elect to cure any such objections by giving notice of such election to Buyer within ten (10) Business Days after receipt of Buyer's notice. Failure of Seller to give such notice shall mean Seller has elected not to cure. If Seller cures such objection before Closing, then this Agreement shall continue in full force and effect. If Seller elects to cure such objections and if such objections are curable but not cured on or before Closing, this Agreement shall nevertheless continue in force and effect, and if the Closing shall take place Seller shall agree in writing with Buyer to continue such cure after the Closing. If Seller chooses not to cure such objections, Buyer may elect to terminate this Agreement by written notice given within ten (10) Business Days after Seller notifies (or is deemed to have notified) of its election not to cure, in which event the Deposit shall be returned to Buyer, and neither party shall have any further obligations hereunder except for the Covenants Surviving Termination.

         If requested by Seller, Buyer will confirm in writing whether this survey contingency has been satisfied and, if so, the date on which it was satisfied.

7.4      Title Contingency.
         ------------------

         At Closing Seller's title to the Real Property and Owner Entity's title to the Access Parcel shall be good and marketable, subject only to the Permitted Encumbrances. Seller shall cooperate with Buyer and Title Company and take all actions reasonably necessary to induce Title Company to issue a title insurance policy in accordance with the foregoing but Seller shall not be obligated to incur any additional liability as result thereof. Except for equipment leases to be assigned, Seller agrees to remove or discharge prior to Closing any Encumbrance created by Seller or Owner Entity or imposed against the Property Assets (or any of them) which is not a Permitted Encumbrance or at Seller's option (and with Buyer's approval in Buyer's reasonable judgment), cause the Title Company to insure over such Encumbrance. If title to the Real Property or Access Parcel is not as required above, Buyer shall have the option of accepting such title as exists and abating the Purchase Price to the extent of Encumbrances of an ascertainable amount, or if the Encumbrance is of a nature that it would materially interfere with the use, development or value of the Real Property as a shopping mall or with Buyer's ability to obtain financing with respect thereto, of terminating this Agreement, whereupon the Deposit shall be returned to Buyer, Seller shall pay Buyer the Due Diligence Expenses, and neither party shall have any obligation to the other except for the Covenants Surviving Termination.

7.5      Property Financial Statements.
         ------------------------------

         Seller has delivered to Buyer prior to the Effective Date such audited separate property financial statements with respect to the Property as are sufficient to satisfy the requirements of SEC Regulation S-X ss.210.3-14 as may be in Seller's possession. To the extent Seller does not have such audited financial statements, Seller shall cooperate with Buyer to facilitate the preparation at Buyer's sole expense, prior to Closing (or at Buyer's election thereafter) of such financial statements as are necessary in order for Buyer to satisfy the requirements of SEC Regulation S-X ss.210.3-14.

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

8.1      Conditions to Obligations of Seller.
         ------------------------------------

         The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or written waiver by Seller, at or prior to the Closing, of each of the following conditions, and if any of such conditions are not satisfied or waived in writing by Seller at or prior to Closing, Seller may terminate this Agreement:

             (a) Representations and Warranties. The representations and warranties of Buyer contained in this Agreement that are qualified as to materiality shall be true and correct as of the Closing Date (other than such representations and warranties made as of a certain date, which shall be true and correct as of such certain date) and those that are not so qualified shall be true and correct in all material respects as of the Closing Date (other than such representations and warranties as are made as of a certain date, which shall be true and correct in all material respects as of such certain date), and Seller shall have received a certificate of Buyer to such effect signed by a duly authorized officer of Buyer;

             (b) Covenants. All covenants contained in this Agreement to be complied with by Buyer on or before the Closing shall have been complied with in all material respects, and Seller shall have received a certificate of Buyer to such effect signed by a duly authorized officer of Buyer;

             (c) No Order. No governmental authority or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) that is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions;

             (d) Ancillary Agreements. Buyer shall have duly executed and delivered to Seller counterparts of each Ancillary Agreement and any other agreement, document or certificate it is required to execute and deliver by this Agreement;

             (e) Consents. Seller shall have received the consents to transfer the Property Assets described in Schedules 10.3(a) and 10.3(b).

             (f) Consent of Limited Partners. Seller shall have obtained such limited partner consents as may be necessary ratifying the execution of this Agreement (provided that this condition shall be deemed waived unless Seller notifies Buyer in writing on or before March 15, 2003, that such consents have not be obtained).

             (g) Equitable. Lender shall have consented in writing to the conveyance of the Property Assets to Buyer or its Affiliate and shall have agreed in writing to the release of Seller from all liability under the Assumed Debt Loan Documents without condition, except for the settlement of the dispute between Equitable and Seller referenced in Section 19.14.

             (h) Other Closings. The conditions described in Section 19.13(a) and (b) shall have been satisfied or waived by Seller.

             (i) Buyer Deliveries. Seller shall have made all of the Seller Deliveries set forth in Section 5.2(b) hereof or required by other provisions of this Agreement.

8.2      Conditions to Obligations of Buyer.
         -----------------------------------

             (a) The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or written waiver by Buyer, at or prior to the Closing, of each of the following conditions, and if any of such conditions are not satisfied or waived in writing by Buyer at or prior to Closing, Buyer may terminate this Agreement:

                 (i) Representations and Warranties. The representations and warranties of Seller contained in this Agreement that are qualified as to materiality shall be true and correct as of the Closing Date (other than such representations and warranties which are made as of a certain date, which shall be true and correct as of such certain date), and the representations and warranties of Seller contained in this Agreement that are not so qualified shall be true and correct in all material respects as of the Closing Date (other than such representations and warranties made as of a certain date, which shall be true and correct in all material respects as of such certain date), and Buyer shall have received a certificate of Seller to such effect signed by a duly authorized officer thereof;

                 (ii) Covenants. All covenants contained in this Agreement to be complied with by Seller or the Seller Affiliates on or before the Closing shall have been complied with in all material respects, and Buyer shall have received a certificate of Seller to such effect signed by a duly authorized officer thereof;

                 (iii) No Order. No governmental authority or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement, illegal or otherwise restraining or prohibiting consummation of such transactions;

                 (iv) Consents and Estoppels. Buyer shall have received the following: (A) a duly executed Estoppel Certificate in the form attached as Exhibit K from the Lender; (B) duly executed Estoppel Certificates substantially in the form attached as Exhibit P from all tenants listed on Schedule 8.2(a)(iv) (the "Anchor Tenants"); (C) duly executed Estoppel Certificates substantially in the form attached as Exhibit J from the parties to any COREA; and (D) consents or waivers in form reasonably satisfactory to Buyer from the parties to the documents identified on Schedules 10.3(a) and 10.3(b). Notwithstanding the reference to the forms attached as Exhibits J, K and P, if the party from whom the estoppel is sought submits an estoppel in the form customarily used by such party, then the fact that the referenced form is not used shall not, in itself, cause such estoppel to fail to satisfy this condition, provided that such estoppel shall, at a minimum, confirm that the loan documents, lease or COREA which is the subject of the estoppel has not been modified or amended in any material respect other than as heretofore disclosed by Seller to Buyer and, that there is no material default by Seller (or its Affiliates) or such party pursuant to such loan documents, lease or COREA unless, as to such default, if such default is capable of cure, Seller agrees with Buyer prior to Closing to promptly remedy same at Seller's sole cost and expense which obligation shall survive Closing.

                 (v) Other Closings. The conditions described in Section 19.13(a) and (c) shall have been satisfied or waived by Buyer.

                 (vi) Seller Deliveries. Seller shall have made all of the Seller Deliveries set forth in Section 5.2(a) hereof or required by other provisions of this Agreement.

                 (vii) Ancillary Agreements. Seller shall have duly executed and delivered to Buyer counterparts of any Ancillary Agreements as required under
Section 5.2.

                 (viii) Equitable. Lender shall have consented in writing to the conveyance of the Property Assets to Buyer or its Affiliate and shall have agreed in writing to the release of Seller from all liability under the Assumed Debt Loan Documents without condition, except for the settlement of the dispute between Equitable and Seller referenced in Section 19.14.


                                   ARTICLE IX

              MAINTENANCE, IMPROVEMENT AND LEASING OF THE PROPERTY

9.1      Maintenance and Improvement.
         ----------------------------

         Between the Effective Date and the Closing Date, Seller or the Owner Entity shall maintain the Real Property and Personal Property in the same state as it currently exists, reasonable wear and tear excepted, and subject to the provisions of Section 9.2 hereof, shall comply with and perform all work required to be done under the terms of any lease or agreement or requirement of Law relating to the Real Property, and shall timely make all necessary repairs, maintenance and replacements of equipment the same as though Seller were not entering into the transactions contemplated hereby and shall keep the Real Property fully insured against fire and such other risks as are customarily insured by extended coverage (which insurance shall be cancelled at Closing at Seller's expense). Neither the Seller nor the Owner Entity shall enter into any new contract relating to the operation or maintenance of the Real Property or modify the terms of any such existing contract without Buyer's consent, which consent shall not be unreasonably withheld or delayed, unless the same may be canceled without penalty or cost on thirty days' or less notice, in which event no Buyer consent shall be required provided a copy thereof is given to Buyer before the same is signed and a fully executed counterpart is delivered to Buyer within five (5) days after signing but no later than three (3) Business Days prior to Closing.

9.2      Leasing.
         --------

             (a) Approval. From the Effective Date until the Closing, Seller shall keep Buyer informed of the terms and conditions of any proposed new leases to be entered into after the Effective Date hereof or modifications or extensions to Leases, shall seek Buyer's input regarding the feasibility and structure of the proposed lease arrangements and any leasing commissions payable as a result thereof, and shall provide copies of all such documents to Buyer when executed. From the Effective Date, the Seller shall not enter into any new leases or modifications or extensions to Leases with terms of more than three
(3) months without the prior written approval of Buyer, which approval shall not be unreasonably withheld or delayed. The essential business terms thereof shall be reviewed and approved or rejected by Buyer within five (5) Business Days after receipt thereof by Buyer. Failure to approve or reject such proposed lease terms within such period shall be deemed approval by Buyer. "New Leases" is defined as leases (or modifications or extensions) executed after the Effective Date that have been approved or deemed approved by Buyer as provided in this
Section 9.2(a). When submitting any lease or document to Buyer for approval or information pursuant to this Section 9.2(a), Seller shall submit together with such lease or document all available and relevant tenant information together with all leasing commission obligations and an itemization of all tenant improvement costs and concessions applicable thereto.

             (b) Tenant Improvements and Commissions.

                 (i) If Closing is consummated, Buyer shall assume the obligation for: (a) all tenant improvement costs, tenant allowances and unrelated third party leasing commissions with regard to any New Leases, and (b) the modification, extension or renewal of any Lease on or after the Effective Date, provided that with regard to any modification or extension not required by the terms of the Lease, the same shall have been approved by Buyer to the same extent as would be required pursuant to Section 9.2(a); and provided further, that to the extent Seller receives prior to Closing lease payments for the Leases giving rise to such tenant improvement costs, tenant allowances or third party leasing commissions, such tenant improvement costs, tenant allowances and third party leasing commissions shall be shared pro rata by Seller and Buyer based upon the ratio that the base rent received by Seller bears to the aggregate base rent payable during the original lease term (and if Seller's share is not paid prior to Closing, the Purchase Price shall be reduced by the amount thereof). In the event Seller or the Seller Affiliates have paid prior to Closing any such tenant improvement costs, tenant allowances or leasing commissions which are the obligation of Buyer under this Section or Section 9.2(b)(ii), then the Purchase Price hereto shall be increased by such amount at Closing.

             (i) Except as provided in Section 9.2(b)(i) above, Seller shall be responsible for the payment of all tenant improvement costs, tenant allowances and leasing commissions due under any Lease or modification, extension or renewal of any Lease; provided however, if Closing is consummated and a tenant improvement cost, tenant allowance or unrelated third party leasing commission is not then currently due and the obligation to pay such cost, allowance or commission shall arise only as the result of a tenant foregoing an option to terminate its Lease or a tenant exercising a right to extend the Lease or expand the premises subject to the Lease, then such tenant improvement costs, tenant allowance or unrelated third party leasing commission shall be Buyer's obligation (but only to the extent allocable to a Lease term subsequent to Closing). The provisions of this Section 9.2(b)(ii) shall survive Closing hereunder.

9.3      Service and Maintenance Contracts.
         ----------------------------------

         Seller represents and warrants to Buyer that (a) attached hereto as Exhibit G is a list of all service and maintenance contracts applicable to the Property Assets, and (b) true, correct and complete copies of such contracts have been provided to Buyer (the "Service Contracts"). On or before March 15,

2003, Buyer shall identify to Seller which of such contracts Buyer desires to assume and which of such contracts Buyer desires, if possible, to have terminated prior to Closing. Without being obligated to incur any liability, Seller shall use diligent efforts to have terminated prior to Closing or as soon thereafter as may be effected in accordance with the terms thereof, all Service Contracts that Buyer identifies for termination. As part of the Assumed Property Liabilities, the Buyer shall assume the obligations under all Service Contracts which (i) Buyer does not identify for termination and (ii) even if so identified, nevertheless cannot be terminated prior to Closing in accordance with their terms (collectively the "Assumed Service Contracts"). Notwithstanding the foregoing, Seller shall terminate all Service Contracts with a Seller Affiliate at Seller's sole cost and expense, and no such Service Contract shall be or become an Assumed Service Contract.

9.4      Additional Covenants of Seller.
         -------------------------------

         Except as otherwise provided in Sections 9.1 and 9.2(a) and 9.3:

             (a) after the Effective Date, Seller and the Owner Entity shall (i) not terminate or amend or modify any Leases, Service Contracts or Material Contracts in any material respect, including waiving any material rights of Seller or the Owner Entity or granting any material consents or approvals under Leases, Service Contracts or Material Contract without the prior written consent of Buyer, which consent shall not be unreasonably withheld; provided that, if Buyer has failed to respond within five (5) Business Days after receipt of a request therefor by Buyer, then Buyer's consent shall be deemed to have been given and further provided that Seller and the Owner Entity shall be entitled without Buyer's consent in the ordinary course of business to enforce any of their rights under the Leases and Service Contracts in the event of a default thereunder, provided that Seller and Owner Entity shall not terminate any Lease of over 10,000 square feet without Buyer's prior written consent, which consent shall not be unreasonably withheld; and

             (b) after the Effective Date, Seller and the Owner Entity shall (i) not sell or otherwise dispose of any part of the Property Assets, provided that items of Personal Property may be replaced by assets of equal value; (ii) not consent to any changes in zoning or land use classification; (iii) not market the Property Assets for sale or enter into discussions or negotiations with respect to the sale of the Property Assets; (iv) within five (5) Business Days from the receipt thereof, send Buyer copies of all notice of violations of law received with respect to the Property Assets from any governmental authority, all default notices received from any tenant or party to a Material Contract in connection with the Property Assets, and all written notices of claims, actions, proceedings or investigations pending or threatened against Seller or the Owner Entity related to the Property Assets; and (v) concurrently with the giving thereof by Seller, send Buyer copies of any default notice given by the Owner Entity to any tenant or party to a Material Contract in connection with the Property Assets.

9.5      Management Agreements.
         ----------------------

         At or prior to Closing, Seller shall cause to be terminated and canceled any property management agreement relating to the Real Property.

9.6      Estoppels and Consent and SNDAs.
         --------------------------------

         Seller shall endeavor to obtain and deliver to Buyer, no later than five Business Days prior to the Closing Date, the estoppel certificates specified in Sections 8.2(a)(iv)(A), (B), (C) and (D) hereof. Seller shall assist Buyer in endeavoring to obtaining prior to Closing at Buyer's expense any estoppel certificates and subordination, non-disturbance and attornment agreements that Buyer desires to obtain in connection with any financing that Buyer desires to obtain.

9.7      Existing Debt.
         --------------

         Between the date hereof and the Closing Date, Seller shall not modify the Assumed Debt Loan Documents or the COREA or place any further Encumbrances against the Property Assets without the prior written consent of Buyer.

                                   ARTICLE X

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as of the date hereof and as of Closing as follows:

10.1     Formation and Authority.
         ------------------------

             (a) Seller is, and will at Closing be, a limited partnership duly formed, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and Owner Entity will at Closing be, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and Seller has, and will at Closing have, all necessary power and authority to enter into this Agreement and each Ancillary Agreement to which it is to be a party, to carry out its obligations hereunder and thereunder and to consummate or cause to be consummated, as applicable, the transactions contemplated hereby and thereby. The execution and delivery by Seller of this

Agreement and each Ancillary Agreement to which it is to be a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been approved by all necessary action of the partners or similar governing body of Seller. Seller will at Closing be, duly qualified or registered to do business in the State where the Real Property is located and in good standing in such State.

             (b) This Agreement is and, at Closing, each Ancillary Agreement delivered at Closing to which Seller is a party will be, duly executed and delivered by such party, and (assuming due authorization, execution and delivery by Buyer of this Agreement and of each Ancillary Agreement) this Agreement and such Ancillary Agreements constitute or will constitute, as the case may be, legal, valid and binding obligations of Seller enforceable against Seller each in accordance with their respective terms, subject as to enforceability to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

             (c) True, correct and complete copies of the organizational documents of Owner Entity and of any entity that may be deemed a predecessor of Owner Entity have been delivered to Buyer and are listed on Schedule 10.1(c) (including, but not limited to, all certificates of formation or incorporation, operating agreements, by-laws and articles of merger).

             (d) Owner Entity does not, and will not at Closing, own any securities of any corporation or any interest in any Person. Owner Entity has not, and will not at Closing, have acquired or succeeded to all or any portion of the assets or business of any other Person, and there is no other Person that may be deemed a predecessor of Owner Entity.

             (e) [Intentionally Deleted]

             (f) [Intentionally Deleted]

             (g) As of the Effective Date and as of the date of Closing, all offerings, sales and issuances of stock or other securities in Owner Entity or any of its predecessors have been and will have been conducted in compliance with all applicable federal and state securities laws and all other applicable laws.

10.2     No Conflict.
         ------------

         Assuming that all consents, approvals, authorizations and other actions described in Schedules 10.3(a) and (b) have been obtained and all filings and notifications listed in Schedule 10.3(a) and (b) have been made, and except as may result from any facts or circumstances relating solely to Buyer, the execution, delivery and performance of this Agreement and each Ancillary Agreement by Seller do not and at Closing will not (a) violate or conflict with the organizational documents of Seller or the Owner Entity, (b) conflict with or violate any Law applicable to Seller, Owner Entity or the Real Property, or (c) result in any breach of, or constitute a default (or event that, with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on the Real Property pursuant to any contract relating to the Real Property to which Seller or Owner Entity is a party or by which the Real Property is bound.

10.3     Consents and Approvals.
         -----------------------

             (a) The execution and delivery of this Agreement and each Ancillary Agreement by Seller does not or will not, as the case may be, and the performance of this Agreement and each Ancillary Agreement by Seller will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental authority, except (i) as described in
Schedule 10.3(a), (ii) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification (I) would not have a material adverse effect on Buyer or the value of the Real Property, or the Leases, or with Buyer's ability to obtain financing with respect thereto, and (II) would not have a material adverse effect on the ability of Seller to consummate or cause to be consummated the transactions contemplated by this Agreement or the Ancillary Agreements or to perform or cause to be performed any of Seller's material obligations hereunder or thereunder, or (iii) as may be necessary as a result of any facts or circumstances relating solely to Buyer.

             (b) The execution and delivery of this Agreement and each Ancillary Agreement by Seller does not or will not, as the case may be, and the performance of this Agreement and each Ancillary Agreement by Seller will not, require any third-party consents, approvals, authorizations or actions, except as described in Schedule 10.3(b).

             (c) There are no attachments, executions, assignments for the benefit of creditors or voluntary or involuntary proceedings under the laws or statutes of any jurisdiction relating to bankruptcy, insolvency, reorganization, debt adjustment, arrangement, receivership, dissolution, fraudulent conveyance or liquidation pending, contemplated or, to Seller's Knowledge, threatened by or against Seller or Owner Entity.

10.4     Personal Property.
         ------------------

         At Closing, the Seller will own, lease or have the legal right to use all Personal Property free and clear of all Encumbrances, except Encumbrances in connection with the Assumed Debt created by the Assumed Debt Loan Documents and leases of personal property to be assigned to Seller which are identified on
Schedule 10.4.

10.5     Litigation.
         -----------

         As of the Effective Date, except as described in Schedule 10.5, there are no claims, actions, proceedings or investigations pending or, to the Knowledge of Seller, threatened against Seller relating to the Property Assets or against Owner Entity. There is no order, writ, judgment, injunction, decree, determination or award to which the Owner Entity is subject or to the Knowledge of Seller which relates to the Property Assets.

10.6     Compliance with Laws.
         ---------------------

         Except as described in Schedule 10.6 or in the Environmental Site Assessments and documents described in Section 10.9 of this Agreement or obtained by Buyer as part of the due diligence conducted by Buyer with respect to the Property Assets, neither Seller nor Owner Entity has received written notice of the failure to comply with any Laws of any governmental authority pertaining to the ownership, use or occupancy of any Property Assets which notice has not been complied with, or if not currently complied with is in the process of being complied with as of the date hereof (and which shall be completed promptly at Seller's expense), such obligation to survive Closing.

10.7     Taxes.
         ------

             (a) [Intentionally Deleted]

             (b) Except as described in Schedule 10.7(b), (i) Seller and the Owner Entity have filed or will file all Tax Returns required to be filed with respect to Taxes pertaining to the ownership or operation of the Property Assets and the Owner Entity for periods prior to Closing, (ii) all Taxes due with respect to the Property Assets and Owner Entity for periods prior to Closing have been or will be paid prior to Closing and those payable but not due which relate to Owner Entity or the Property Assets shall be adjusted at Closing,
(iii) neither Seller nor the Owner Entity has received from any governmental authority any written notice of proposed adjustment, deficiency or underpayment of any Taxes pertaining to the ownership or operation of the Property Assets or Owner Entity, which notice has not been satisfied by payment or been withdrawn, and to the Knowledge of Seller, there are no claims with respect thereto that have been asserted or threatened against, or which may be owing by, Seller, or the Owner Entity, (iv) there are no agreements for the extension of time for the assessment of any such Taxes, (v) there are no pending audits or appeals of any Taxes, nor any levies, fines, liens or other encumbrances relating to such Taxes, and (vi) no Tenant or party under a COREA is entitled to any refund of any tax or other payment by reason of tax reduction proceedings affecting current or prior years.

             (c) Owner Entity has and will at Closing have no liability for the Taxes of any Person as a transferee or successor, by contract or otherwise.

             (d) Seller and Buyer shall fully cooperate with each other both before and after Closing so that tax returns for Taxes (other than real estate taxes and realty transfer taxes) for the applicable fiscal years in which Closing occurs for the Owner Entity may be timely filed, and Seller shall pay all such Taxes accruing with respect to periods prior to Closing, Buyer shall pay all such Taxes accruing with respect to periods from and after Closing, and Seller and Buyer shall each pay one-half of the charges of the accountants for preparation of the returns for such Taxes.

             (e) Seller will file any required final tax returns for the Owner Entity for the period ending on the Closing Date.

10.8     Real Property.
         --------------

             (a) The Seller presently owns and at Closing shall own, free of all Encumbrances other than the Permitted Encumbrances and other than those Encumbrances to be satisfied by Seller at Closing, all right, title and interest in and to the fee interest in the Real Property (other than the Access Parcel, which is owned by Owner Entity, and any improvements constructed by Anchor Tenants using their own funds). Except as disclosed on Schedule 10.3(b), in the Assumed Debt Loan Documents or in any Lease with an Anchor Tenant, no Person has or will at Closing have the right or option to purchase any interest in any of the Real Property.

             (b) Except as described in Schedule 10.8(b), no proceeding is pending or, to the Knowledge of Seller, threatened for the taking or condemnation of all or any part of any Real Property.

10.9     Environmental, Health and Safety Matters.
         -----------------------------------------

         Seller has provided Buyer with copies of the Environmental Site Assessments and information described in Schedule 10.9 ("ESAs") concerning the Real Property and Buyer or its agents have been permitted access to inspect the Real Property and to review Seller's environmental files with respect to the Real Property. Seller has not intentionally withheld from Buyer any information pertaining to environmental matters that would materially affect the value of the Real Property.

         Seller makes no representations or warranties with respect to the accuracy or completeness, methodology of preparation or otherwise concerning the contents of the ESA's. To the Knowledge of Seller there are no Hazardous Materials in, on, under, about or migrating from or to the Real Property not disclosed in the ESA's or other information disclosed on Schedule 10.9.

         Subject to the provisions of Section 13.2 hereof, Buyer hereby waives and releases Seller and its Affiliates from any present or future claims arising out of matters disclosed by the ESA's or other information disclosed on Schedule 10.9.

         The terms and provisions of this Section 10.9 shall survive Closing or any termination of this Agreement.

10.10    Insurance.
         ----------

         Insurance policies or binders of insurance or programs of self-insurance in the types and amounts listed in Schedule 10.10 are valid and currently in effect. Seller, the Seller Affiliates or the Owner Entity have paid, or caused to be paid, all premiums due under such policies and to the Knowledge of Seller, Seller, the Seller Affiliates and the Owner Entity are not in default with respect to their obligations under any such policies in any material respect.

10.11    Material Contracts.
         -------------------

             (a) As of the date of Closing, the Assumed Service Contracts, the Assumed Debt Loan Documents, the Construction, Operation and Easement Agreements listed on Schedule 10.11(a) ("COREAs"), the Developer Agreements and the other contracts listed on Schedule 10.11(c) (collectively, the "Material Contracts") and any Permitted Encumbrances will be the only contracts and agreements that will be binding upon Buyer or Owner Entity from and after Closing, except for any agreements entered into by Buyer. All applicable COREAs and all modifications and supplements thereto are listed on Schedule 10.11(a), and to the extent not of record, complete copies of the same have been delivered by Seller to Buyer. The Assumed Debt Loan Documents listed on Exhibit B to this Agreement constitute all the written agreements with Lender relating to the Assumed Debt.

             (b) All material agreements with governmental authorities or material agreements with civic organizations, neighborhood associations or similar groups, and all amendments, modifications and supplements thereto binding the Property, the Seller or the Owner Entity (the "Developer Agreements") are listed on Schedule 10.11(b). All construction, improvement and contribution obligations under the Developer Agreements have been fully completed and paid for and all other obligations under the Developer Agreements through the Closing will have been fully performed by the Date of Closing.

             (c) To the extent not already disclosed elsewhere in this Agreement, all other material agreements of Seller or Owner Entity with third parties are listed on Schedule 10.11(c).

             (d) True and complete copies of the Material Contracts have been given to Buyer or produced to Buyer by the Title Company. Except as disclosed in
Schedule 10.11(d), each Material Contract is valid and binding on the respective parties thereto and is in full force and effect. Upon consummation of the transactions contemplated by this Agreement, except to the extent that any consents set forth in Schedule 10.3(b) are not obtained, and except for any loan paid at Closing and assuming consents are obtained to assignments of certain contracts listed on Schedule 10.11(c) each Material Contract shall continue in full force and effect without penalty or other adverse consequence. Except as disclosed in Schedule 10.11(b) Seller and the Owner Entity have not received a written notice of default with respect to any Material Contract. Seller and Owner Entity have not delivered a written notice of default to any other party to a Material Contract.

10.12    Rent Roll.
         ----------

             (a) Seller has delivered to Buyer a rent roll for the Real Property dated as of January 31, 2003, a copy of which is also attached hereto as
Schedule 10.12(a) (the "Rent Roll"). To the Knowledge of Seller the information on the Rent Roll is true and correct in all material respects.

             (b) As of the date of the Rent Roll, all of the leases reflected in the Rent Roll are in full force and effect except as specifically identified in the Rent Roll or Schedules 10.12(c) or (d). Seller has made available to Buyer, for Buyer's inspection, true, correct and complete copies of all Leases and amendments to such Leases and guarantees of Leases executed before the Effective Date. The Leases identified on the Rent Roll constitute all of the leases, licenses and occupancy agreements for the Real Property.

             (c) Except as disclosed in Schedule 10.12(c) or in the tenant lease files made available to Buyer for inspection, no tenant has delivered written notice (not heretofore substantially complied with in all material respects or withdrawn) asserting any material claim or basis for any reduction, deduction, or set-off against the rent under any Lease and to the Knowledge of Seller, the Seller is not in default under any Leases.

             (d) As of the date of the Rent Roll, except as disclosed in the Rent Roll, in the Aged Account Receivable Reports attached to Schedule 10.12(d) or in copies of default notices provided to Buyer and listed on Schedule

10.12(d), to the Knowledge of Seller, there is no material default by any tenant in the performance of any material obligations under any Lease.

             (e) Except as may be set forth in any Lease or COREA with an Anchor, no Person has an option, right of refusal or other contractual right to purchase all or any portion of Real Property, except that a tenant under a pad site Lease may have an option, right of first refusal or other contractual right to purchase its own demised premises and related easement rights.

             (f) No tenant under any Lease has prepaid any rent or other sums due under such Lease for more than one (1) month in advance. Schedule 10.12(f) shows the amounts of all security deposits paid by any tenant under a Lease or construction deposits paid by a tenant or its contractors, and the amount currently held by Seller.

10.13    Knowledge.
         ----------

         The persons listed in the definition of the term "Knowledge of Seller" are the persons most likely to have knowledge of the matters relating to the Property addressed in this Agreement.

10.14    Ownership of Owner Entity.
         --------------------------

         Seller owns and will at Closing own all the Interests in the Owner Entity, free and clear of all Encumbrances of any type or nature. No Person has or will at Closing have any right or option to acquire the Interests (other than pursuant to the COREAs). All Interests in the Owner Entity have been issued in compliance with Laws. Other than Seller, no Person has or will at Closing have any right to receive any distributions from Owner Entity or have allocated any profits or losses thereof. There are and will at Closing be no rights, subscriptions, warrants, options, rights of first refusal, conversion rights or agreements of any kind to purchase or otherwise acquire any Interests or other securities or participation interests convertible into any Interests in Owner Entity, except as provided in the COREAs. Owner Entity has and will at Closing have no subsidiaries and does not and will not at Closing own an interest in any other entity.

10.15    Employment Matters.
         -------------------

             (a) All accrued wages, accrued vacation pay, bonuses, and other accrued employee benefit expenses, except for severance pay and notice pay, due to any of the Property Employees as of the Date of Closing have been or will be paid in full by Seller or its Affiliates.

             (b) Other than those liabilities incurred in the ordinary course of business and for which Seller will remain solely responsible post Closing, as of the Date of Closing, neither Seller nor Owner Entity nor any of their respective Affiliates shall have any liability, whether contingent, liquidated or unliquidated, to any pension or other benefit plan, including, but not limited to any bonus, deferred compensation, pension, profit sharing, retirement, stock option, group insurance, health benefit, welfare, or other fringe benefit plan, including, but not limited to, plans defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), respecting the Property Employees.

             (c) Other than those liabilities incurred in the ordinary course of business and for which Seller will remain responsible post Closing, as of the Date of Closing, Seller and Owner Entity and their respective Affiliates in all material respects shall have satisfied any and all obligations existing as of the Closing Date regarding the Property Employees imposed on them under applicable Law, but excluding any obligations relating to severance pay or notice pay arising out of or relating to the termination of the employment of the Hired Employees.

             (d) All Property Employees other than those identified in Schedule 10.15(d) are employees at will. Other than those identified in Schedule 10.15(d), there are no collective bargaining agreements to which Seller or Owner Entity or any of their respective Affiliates area party, covering the Property Employees.

             (e) No liability to the Pension Benefit Guaranty Corporation, or to any multi-employer pension plan, exists as of the Effective Date, or will exist as of the Closing Date, against Seller or Owner Entity or any of their respective Affiliates on account of any termination, partial termination, suspension, or freezing of benefits of any employee pension benefit plan covering the Property Employees that is subject to Title IV of ERISA, or on account of any withdrawal from a multi-employer pension plan covering the Property Employees that is subject to Title IV of ERISA.

             (f) Seller and Owner Entity and their respective Affiliates are and will at Closing be in compliance with all federal, state and local laws and regulations respecting the employment of the Property Employees, including employment practices, the terms and conditions of employment, the payment of wages, plant closings and the governance of pension and employee welfare benefit plans, including, but not limited to, the Worker Adjustment and Retraining Notification Act, the Consolidated Omnibus Budget Reconciliation Act, the

Employee Retirement Income Security Act, the Multi-Employer Pension Plan Amendments Act and any other Laws referred to above, except where failure to comply would not have a material adverse effect on their business, operations or financial condition.

10.16    Limitations on Representations and Warranties.
         ----------------------------------------------

         Buyer hereby agrees and acknowledges that, except as set forth in Sections 10.1 through 10.15 above, or elsewhere in this Agreement specifically provided, neither Seller nor its Affiliates nor any agent, attorney, employee or representative of Seller or its Affiliates has made any representation whatsoever regarding the subject matter of this transaction, or any part thereof, including (without limiting the generality of the foregoing) representations as to the physical nature or physical or environmental condition of the Real Property or the capabilities thereof, and that Buyer, in executing, delivering and/or performing this Agreement, does not rely upon any statement and/or information to whomever made or given, directly or indirectly, orally or in writing, by any individual, firm or corporation unless such statement or information is expressly incorporated in this Agreement. Buyer agrees that except as expressly set forth in this Agreement, its purchase of the Property Assets shall be "as is, where is" as of the date hereof, reasonable wear and tear excepted.

         EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE PHYSICAL CONDITION OF THE PROPERTY ASSETS OR THE SUITABILITY THEREOF FOR ANY PURPOSE. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER HEREBY EXPRESSLY DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE AND EXCEPT AS EXPRESSLY

SET FORTH IN THIS AGREEMENT, SELLER DISCLAIMS ANY OTHER WARRANTIES OR REPRESENTATIONS AS TO THE PHYSICAL CONDITION OF THE PROPERTY ASSETS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, BUYER, BY EXECUTION OF THIS AGREEMENT AND THE ANCILLARY AGREEMENTS AGREES THAT IT HAS INSPECTED THE PROPERTY ASSETS AND THAT BUYER SHALL ACCEPT SAME "AS IS" AND "WITH ALL FAULTS".

         Buyer understands that, except as may otherwise be expressly provided in this Agreement, any financial statements and data, including, without limitation, gross rental income, operating expenses and cash flow statements made, or to be made available by Seller or Seller's Affiliates to Buyer have been and will be unaudited financial statements and data or abstracts not prepared or reviewed by independent public accountants, and that except as expressly set forth in this Agreement, Seller makes no representation as to the accuracy or completeness thereof.

         Buyer acknowledges that this Agreement has been entered into after full investigation, or with Buyer's satisfaction with the opportunity afforded for investigation. The terms and provisions of this Section 10.16 shall survive Closing or any termination of this Agreement. Seller shall not be considered to have breached a representation or warranty hereunder if Seller in good faith discovers additional information after the full execution and delivery hereof and not less than ten (10) days prior to the Closing supplements the Schedules or updates the representations and warranties made herein immediately upon such discovery, provided that such additional information does not have in the context of the subject transaction a material adverse effect upon the value of the Property Assets, title to the Real Property or upon Buyer's ability to acquire and finance the Property Assets.

10.17    Schedules.
         ----------

         A disclosure of a particular item, fact or circumstance (e.g., contract, default, required consent, violation of law, etc.) on any Schedule attached to this Agreement shall not be limited in its application to a particular representation or warranty hereunder but shall be deemed to be disclosure of such item, fact or circumstance to Buyer for all purposes in satisfaction of all of Seller's disclosure obligations under this Agreement.

                                   ARTICLE XI

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

11.1     Formation and Authority.
         ------------------------

         Buyer is, and will at Closing be, a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware and has, and will at Closing have, all necessary power and authority to enter into this Agreement and each Ancillary Agreement to which it is to be a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and each Ancillary Agreement to which it is to be a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been approved by all necessary action of the members of Buyer and the Board of Directors, or similar governing body of The Rouse Company, L.P. This Agreement has been, and, at Closing, each Ancillary Agreement delivered at such Closing be, duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller of this Agreement and of such Ancillary Agreements and all other parties thereto other than Buyer) this Agreement and such Ancillary Agreements constitute or will constitute, as the case may be, legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, and subject, as to enforceability to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

11.2     No Conflict.
         ------------

         Except as may result from any facts or circumstances relating solely to Seller or the Owner Entity, the execution, delivery and performance by Buyer of this Agreement and by Buyer of the respective Ancillary Agreements to which it is a party do not and at Closing will not (a) violate or conflict with the organizational documents of Buyer, (b) conflict with or violate any Law applicable to Buyer, or (c) result in any breach of, or constitute a default (or event which, with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on, any of the assets or properties of Buyer pursuant to, any contract relating to such assets or properties to which Buyer is a party or by which any of such assets or properties is bound.

11.3     Consents and Approvals.
         -----------------------

             (a) The execution and delivery by Buyer of this Agreement and each Ancillary Agreement to which it is to be a party does not or will not, as the case may be, and the performance by Buyer of this Agreement and each Ancillary Agreement to which it is to be a party will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental authority, except (i) as described in Schedules 10.3(a) or (b) or 11.3(a) or (b), or (ii) as may be necessary as a result of any facts or circumstances relating solely to Seller or the Owner Entity.

             (b) The execution and delivery by Buyer of this Agreement and the Ancillary Agreements to which it is to be a party do not or will not, as the case may be, and the performance by Buyer of this Agreement and the Ancillary Agreements to which it is to be a party will not, require any third-party consents, approvals, authorizations or actions, except as described in Schedules 10.3(a) or (b) or Schedules 11.3(a) or (b).

11.4     Litigation.
         -----------

         As of the Effective Date, there are no claims, actions, proceedings or investigations pending or, to the Knowledge of Buyer, threatened against Buyer or its Affiliates that seek to delay or would delay, if adversely determined, or prevent the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements to which it is a party or which would materially adversely affect the ability of Buyer to consummate the transactions contemplated hereby or thereby or to perform any of its material obligations hereunder or thereunder.

11.5     Knowledge of Buyer.
         -------------------

         The persons listed in the definition of the term "Knowledge of Buyer" are the persons most likely to have Knowledge of the matters relating to Buyer addressed in this Agreement.

                                  ARTICLE XII

                                     BROKER

         Buyer and Seller represent to each other that, other than Loren H. Homan who will receive a finders fee upon the Closing, and whose fee shall be paid pursuant to a separate written agreement signed by the parties to this Agreeement, they have dealt with no agent or broker who in any way has participated as a procuring cause of the sale or the entering into of the transactions contemplated hereby. Buyer and Seller each agree to defend, indemnify and hold harmless the other for any and all judgments, costs of suit, attorneys' fees, and other reasonable expenses which the other may incur by reason of any action or claim against the other by any other broker, agent, or finder with whom the indemnifying party has dealt arising out of this Agreement in violation of the foregoing representation and warranty. The provisions of this Article XII shall survive the Closing and any termination of this Agreement.

                                  ARTICLE XIII

                            SURVIVAL; INDEMNIFICATION

13.1     Survival of Warranties.
         -----------------------

         The representations and warranties set forth in Section 10.8 shall not survive the Closing. The representations and warranties contained in Sections 10.1, 10.5, 10.7 and 10.14 shall survive the Closing forever, subject to the applicable statute of limitations. All other representations and warranties of

Seller or Buyer set forth in this Agreement shall survive the Closing for a period of one (1) year, provided that written notice of a breach thereof is provided to the breaching party within one (1) year from the date of Closing.

13.2     Indemnification by Seller.
         --------------------------

             (a) Seller shall indemnify, hold harmless and defend Buyer and Owner Entity and their respective partners, members, shareholders, owners, officers, directors, employees and agents and their respective personal representatives, successors and assigns, from and against any Losses arising out of or caused by:

                 (i) the breach by Seller of any representation or warranty made by Seller in this Agreement; or

                 (ii) any liability for Taxes of Owner Entity or any Person other than Owner Entity for whom Owner Entity has liability as a transferee or successor, by contract or otherwise, for periods on or prior to the Closing; or

                 (iii) any Claim by any third Person against the Property Assets or Buyer or Owner Entity arising out of or caused by, directly or indirectly, any act or omission of the Seller or its partners, managers, officers, directors, employees, agents or representatives in connection with operation or ownership of the Property Assets occurring at any time on or before the Closing Date or any acts or omissions of Owner Entity or its shareholders, managers, officers, directors, employees, agents or representatives occurring at any time on or before the Closing Date excluding (A) Claims arising out of the COREAs, the Leases and the Assumed Property Liabilities (except for Claims for which Seller is obligated to indemnify Buyer pursuant to this Agreement other than pursuant to this Section 13.2(a)(iii)), (B) Claims for which a specific adjustment or apportionment was made between Seller and Buyer at Closing and (C) Claims based on obligations expressly assumed in writing by Buyer other than the Assumed Property Liabilities;

                 (iv) any Claim by any Property Employee arising out of such Property Employee's employment by Owner Entity, Seller or their respective Affiliates through the Date of Closing or the termination of such Property Employee's employment by Owner Entity, Seller or their respective Affiliates in accordance with Section 6.1, including, without limitation, any Claim for severance pay, notice pay or pension or other employee benefits (subject to Buyer's indemnification obligations pursuant to Sections 6.1 or 6.3);

                 (v) any Claim by the Lender with respect to the Assumed Debt Loan Documents arising out of or caused by any act or omission by Seller, Owner Entity or their respective Affiliates occurring at any time prior to the Closing Date; or

                 (vi) any Claim by any tenant pursuant to a Lease alleging an overpayment or overcharge of rent or additional rent to the extent relating to periods prior to Closing, including, without limitation, the Claims identified on Schedule 10.12(b), or any Claim by a party to the COREA alleging overpayment or overcharge of amounts due under the COREA to the extent relating to periods prior to Closing.

             (b) Notwithstanding the foregoing, the indemnification obligations of Seller pursuant to Section 13.2(a) (i) shall not be paid except to the extent the aggregate dollar amount of Losses that would otherwise be indemnified pursuant to Section 13.2(a)(i) exceeds one percent (1%) of the Purchase Price (the "Threshold Amount"). In calculating the amount of Losses, such amount shall be an amount net of any insurance proceeds, indemnity payments or similar payments actually received by Buyer (or any of its Affiliates) or (after transfer to Buyer) the Owner Entity from any third parties, provided Buyer shall not have any obligation to pursue collection of any amounts from any third parties, nor shall Seller's obligation hereunder be suspended or delayed pending efforts to collect from third parties. Buyer shall cooperate with Seller, at no expense to the Buyer, in Seller's efforts to collect payments from third parties on account of any Losses.

13.3     Indemnification by Buyer.
         -------------------------

         Buyer shall indemnify, hold harmless and defend Seller and Seller's partners, members, shareholders, owners, officers, directors, employees and agents and their respective personal representatives, successors and assigns, from and against any Losses arising out of or caused by, (a) the breach or failure of any representation or warranty made by Buyer contained in this Agreement, and (b) any Claim by a third Person against Seller arising out of or caused by, directly or indirectly any act or omission of the Owner Entity or Buyer or any of their respective members, managers, officers, directors, employees, agents or representatives in connection with the operation or ownership of the Property Assets occurring at any time after the Closing Date or actions or omissions of the Owner Entity occurring at any time after the Closing Date, including but not limited to (i) Claims arising out of the Assumed Property Liabilities (except for Claims for which Seller is obligated to indemnify Buyer pursuant to this Agreement), and (ii) Claims based on any obligations expressly assumed in writing by Buyer other than the Assumed Property Liabilities. Notwithstanding the foregoing, the indemnification









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

obligations of Buyer pursuant to Section 13.3(a) shall not be paid except to the extent the aggregate dollar amount of Losses that otherwise would be paid pursuant to Section 13.3(a) exceeds the Threshold Amount.

13.4     Indemnity - General.
         --------------------

             The following provisions shall apply to any claim for indemnification made by a party ("Indemnified Party") of another ("Indemnitor").

             (a) An Indemnified Party shall give Indemnitor written notice of any claim, assertion, event or proceeding by or in respect of a third party as to which such Indemnified Party may request indemnification hereunder or as to which the Threshold Amount may be applied as soon as is practicable and in any event within sixty (60) days of the time that such Indemnified Party learns of such claim, assertion, event or proceeding; provided, however, that the failure to so notify Indemnitor shall not affect rights to indemnification hereunder except to the extent that Indemnitor is actually prejudiced by such failure.

             (b) Indemnitor shall have the right by notice given to the Indemnified Party within sixty (60) days of receipt of notice of the claim to direct, through counsel of its own choosing reasonably acceptable to the Indemnified Party, the defense or settlement of any such claim or proceeding at its own expense, provided that Indemnitor shall not settle any such claim or proceeding without arranging for the release of the Indemnified Party and the partners, members, shareholders or other owners of the Indemnified Party. If Indemnitor elects to assume the defense of any such claim or proceeding, Indemnitor shall consult with the Indemnified Party and the Indemnified Party may participate in such defense, but in such case the expenses of the Indemnified Party shall be paid by the Indemnified Party. The Indemnified Party shall provide Indemnitor with access to its records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with Indemnitor in the defense or settlement thereof, and Indemnitor shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith. If Indemnitor elects to direct the defense of any such claim or proceeding, the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless Indemnitor consents in writing to such payment or unless a final judgment from which no appeal may be taken by or on behalf of Indemnitor is entered against the Indemnified Party for such liability. If Indemnitor fails to defend or if, after commencing or undertaking any such defense, Indemnitor fails to diligently prosecute or withdraws from such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at Indemnitor's expense and in that event the Indemnified Party may settle such claim or proceeding prior to a final judgment thereon or elect to forego any appeal with respect thereto.

             (c) All amounts owed by the Indemnitor to the Indemnified Party shall be paid in full within ten (10) Business Days after a final judgment (without further right of appeal) determining the amount owed is rendered, or after a final settlement or agreement as to the amount owed is executed. If the amounts owed by the Indemnitor to the Indemnitee are not paid when due, interest shall accrue on such amount at the rate of ten percent (10%) per annum compounded until paid in full.

             (d) Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give











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

rise to any right on the part of any party, after the consummation of the transactions contemplated hereby, to rescind this Agreement or any of the transactions contemplated hereby.

13.5     Survival.
         ---------

         The indemnification obligations of Seller and Buyer set forth in this
Article XIII shall survive the Closing forever, subject to the applicable statute of limitations, provided that nothing in this Section 13.5 is intended to modify the provisions of Section 13.1.

                                  ARTICLE XIV

                                   ASSIGNMENT

         This Agreement may not be assigned or transferred by Seller except to an Affiliate of Seller or as contemplated by Article XVIII, provided however that no such assignment shall relieve Seller of any of its obligations under this Agreement. This Agreement may be assigned or transferred by Buyer to an Affiliate of Buyer or as contemplated by Article XVIII; provided however that no such assignment shall relieve Buyer of any of its obligations under this Agreement. Other than as set forth above, neither this Agreement nor the obligations arising under or as a result of this Agreement may be assigned.

                                   ARTICLE XV

                                     NOTICES

         All notices hereunder or required by law shall be sent via facsimile, United States Mail, postage prepaid, certified mail, return receipt requested, or via any nationally recognized commercial overnight carrier with return











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

receipt requested, charges prepaid, addressed to the parties hereto at their respective addresses set forth below or as they have theretofore specified by written notice delivered in accordance herewith:

         Seller:

                  New Castle Associates
                  c/o PREIT-Rubin, Inc.
                  200 S. Broad Street - 3rd Floor
                  Philadelphia, PA  19102
                  Attn: George Rubin
                  Fax:  (215) 546-0240

         with a copy to:

                  Klehr Harrison Harvey Branzburg & Ellers LLP
                  260 S. Broad Street
                  Philadelphia, PA  19103
                  Attn: Stephan L. Cutler, Esq.
                  Fax:  (215) 568-6603


         Buyer:

                  c/o The Rouse Company
                  10275 Little Patuxent Parkway
                  Columbia, Maryland  21044
                  Attn: Robert Minutoli
                  Fax (410) 964-3419

         with a copy to:

                  c/o The Rouse Company
                  10275 Little Patuxent Parkway
                  Columbia, Maryland  21044
                  Attn: M. Lucinda Motsko
                  Fax (410) 992-6392

         Notices shall be deemed served when actually evidenced by a signed receipt or rejected. Notwithstanding the foregoing provisions of this Section, notices served by facsimile shall be deemed given upon receipt if received at or prior to 5:00 P.M. on a Business Day and on the next Business Day if received after 5:00 P.M. on a Business Day or at any time on a non-Business Day.





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

                                  ARTICLE XVI

                                    EXPENSES

         Except as specifically set forth herein each party shall pay its own attorney's fees and expenses in connection with this transaction. Buyer shall pay its survey costs, engineering and expert fees, and any title insurance policy premium for Buyer, the Owner Entity or any lender of Buyer or the Owner Entity and any other of its own costs and expenses. All costs and expenses of placing any new debt on the Real Property including lender's attorneys fees, Seller's attorney's fees, application fees, and any other fees, costs or expenses shall be the responsibility of Buyer. Buyer and Seller each shall pay one-half of any realty transfer taxes and sales taxes imposed with respect to this transaction.

                                  ARTICLE XVII

                            CASUALTY AND CONDEMNATION

17.1     Casualty.
         ---------

         Except as otherwise provided in Section 17.3 hereof, in the event of any damage or destruction with respect to any portion of the Real Property, occurring on or after the Effective Date and prior to Closing, (a) Buyer may not terminate this Agreement; (b) the Purchase Price shall not be adjusted to reflect the damage or destruction except that the Purchase Price shall be reduced by the amount of any loss not covered by casualty insurance or as to which coverage is denied by any insurance company; and (c) Seller and/or the

Owner Entity shall pay to Buyer proceeds received and assign to Buyer at the Closing all insurance proceeds or awards not yet received by Seller and/or the Owner Entity in respect of such damage or destruction net of any proceeds or awards or used by Seller and/or the Owner Entity to rebuild or protect the Real Property and shall pay to Buyer the amount of any deductible or self-insured retention not applied towards such rebuilding or protection.

17.2     Condemnation.
         -------------

         Except as otherwise provided in Section 17.3 hereof, in the event of any condemnation with respect to any portion of the Real Property, occurring on or after the Effective Date and prior to Closing, (a) Buyer may not terminate this Agreement; (b) the Purchase Price shall not be adjusted to reflect the condemnation; and (c) Seller and/or the Owner Entity shall assign to Buyer at the Closing all condemnation proceeds or awards received by Seller and/or the Owner Entity in respect of such condemnation (and any rights to receive same) net of any costs incurred by Seller and/or the Owner Entity in obtaining such proceeds or awards or used by Seller and/or the Owner Entity to restore the Real Property or to integrate the balance of the Real Property into a functional unit.

17.3     Material Casualty or Condemnation.
         ----------------------------------

         In the case of a casualty or condemnation which results a Material Loss with respect to the Real Property occurring on or after the Effective Date and prior to Closing, Buyer may at its sole discretion elect to terminate this Agreement in which event the Deposit shall be returned to Buyer and neither party shall have any further obligations hereunder except for the Covenants Surviving Termination. A "Material Loss" is a casualty that results as of the

Closing Date in the termination or announced termination of a Lease for an Anchor Tenant or the cessation or announced cessation of business by an Anchor Department Store with no plans to reopen, or the termination of other Leases aggregating more than twenty percent (20%) of leasable area of the Real Property (excluding for these purposes space covered by Leases for Anchor Tenants), or a condemnation or taking which materially and adversely affects access to or from the Real Property on a permanent basis or results in the permanent loss of more than five percent (5%) of the existing leasable area of the Real Property or which will result in the termination of any Lease for an Anchor Tenant.

                                 ARTICLE XVIII

                               LIKE KIND EXCHANGE

18.1     Like Kind Exchange.
         -------------------

         Seller and Buyer intend to structure the purchase and sale of the Property Assets and certain other property described in the Concurrent Contracts as a transfer of property in an exchange of like-kind property under Section 1031 of the Internal Revenue Code of 1986, as amended (the "Exchanges"), which will be accomplished pursuant to the terms of separate exchange agreements (the "Exchange Agreements") between Seller and Buyer and qualified intermediaries to be engaged by Seller and Buyer, respectively (each an "Intermediary" and collective, the "Intermediaries"). Each party agrees to cooperate promptly and reasonably with the other (without liability or cost to the other) and the other's Intermediary in structuring the transfer and conveyance of the Property Assets and such other property described in the Concurrent Contracts as part of the Exchange. Such cooperation shall include, but not be limited to, (i) consent to the assignment of all of a party's rights (but not its obligations) under this Agreement to Intermediary, and the acknowledgment of such assignment, (ii) the delivery of the net purchase price for the Property Assets by Buyer to the Seller's Intermediary in accordance with the joint instructions of the Seller and its Intermediary, (iii) the transfer of the Property Assets pursuant to a written direction of the Buyer's Intermediary and (iv) the reassignment of a party's rights under this Agreement from its Intermediary to the original assignor immediately following the completion of the Exchanges, and the acknowledgment by the other party of such reassignments. Each party agrees to fully indemnify the other from any resulting liability to third parties (including, but not limited to, the Intermediaries) arising out of its cooperation with the Exchanges for the benefit of the other party, which indemnity shall be effective from and after the date of this Agreement and shall survive the Closing of the transactions contemplated hereunder.



                                  ARTICLE XIX

                                  MISCELLANEOUS

19.1     Successors and Assigns.
         -----------------------

         All of the terms and conditions of this Agreement are hereby made binding upon the executors, heirs, administrators, successors and permitted assigns of the respective parties hereto, subject to the provisions of Article XIV.

19.2     Gender.
         -------

         Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

19.3     Captions.
         ---------

         The captions in this Agreement are inserted only for the purpose of convenient reference and in no way define, limit or prescribe the scope or intent of this Agreement or any part hereof.

19.4     Not Construed against Drafter.
         ------------------------------

         No provision of this Agreement shall be construed by any court or other judicial authority against any party hereto by reason of such party's being deemed to have drafted or structured such provisions.

19.5     Entire Agreement.
         -----------------

         This Agreement, the Access Agreement, the Confidentiality Agreement and the Exhibits and Schedules attached hereto constitute the entire contract between the parties hereto and there are no other oral or written promises, conditions, representations, understandings or terms of any kind as conditions or inducements to the execution hereof and none have been relied upon by either party.

19.6     Recording.
         ----------

         The parties agree that this Agreement shall not be recorded in any office for the recording of real property records. Except in connection with a lawful lis pendens action filed by Buyer, if Buyer causes this Agreement or any notice or memorandum thereof to be recorded in any office for the recording of real property records, this Agreement shall be null and void at the option of Seller.

19.7     Time of Essence.
         ----------------

         Time is of the essence in this transaction. If any of the dates contemplated herein shall not fall on a Business Day, such deadline or expiration date shall be deemed to fall upon the next Business Day.

19.8     Original Document.
         ------------------

         This Agreement may be executed by the parties in counterparts in which event each shall be deemed an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile shall be effective as delivery of an original.

19.9     Governing Law.
         --------------

         This Agreement shall be construed, and the rights and obligations of the parties hereto, shall be determined in accordance with the laws of the State where the Real Property is located.

19.10    Post-Closing Inspection.
         ------------------------

         Following Closing, each party shall, upon request, give the other party or cause its Affiliates to give the other party access to books and records with respect to the operation of the Property for the calendar year in which Closing occurs, for the previous calendar year and for any earlier periods for which














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Seller or Buyer is obligated to have financial statements for the Property, for purposes of verifying collections and remittances and the preparation by the parties of financial statements and reports (including audited financial statements) with respect to the Property. Such books and records shall be made available to the parties at reasonable times and upon reasonable advance notice to the other party and without any expense to the other party. This Section
19.10 shall survive the Closing.

19.11    Non Compete.
         ------------

         For a period of five (5) years from and after Closing, neither Seller nor any Affiliate of Seller shall directly or indirectly develop or construct any property which consists (in part or in whole) of an enclosed mall primarily being used for retail sales and which is located within five (5) miles of the Real Property. Seller and Buyer agree that Buyer shall be entitled to seek temporary and injunctive relief without the necessity of proving actual damages. If any of the provisions of Section 19.11 are deemed invalid in part, it shall be curtailed as to time, location or scope, to the minimum extent required for its validity under the Law and will be binding on Seller and its Affiliates as so curtailed. The parties acknowledge that no part of the Purchase Price is allocated to this covenant by Seller.

19.12    Joint and Several Liability.
         ----------------------------

         The liability pursuant to this Agreement of each of the parties comprising the Seller shall be joint and several.











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

19.13    Other Closings.
         ---------------

             (a) Buyer's Affiliates have entered into certain other contracts of even date herewith for the transfer of other properties in the Philadelphia area or interests in such properties, such properties being Cherry Hill Mall, Moorestown Mall, Plymouth Meeting Mall, the Gallery at Market East, and Exton Mall and Echelon Mall, to Seller or Seller's Affiliates ("Affiliated Contracts", and together with this Agreement, the "Concurrent Contracts"). Furthermore, with regard to this Agreement, Buyer or its Affiliate are negotiating agreements for the ownership, operation and management of the Christiana Mall with Equitable ("Venture Contracts").

             (b) Unless the Concurrent Contracts (other than the Concurrent Contracts for the Plymouth Meeting Mall and/or Echelon Mall) also close at the same time as this Agreement, Seller may, provided that the failure to close the Concurrent Contracts (other than the Concurrent Contracts for the Plymouth Meeting Mall and/or Echelon Mall) at the same time does not result from the breach by Seller or PREIT and/or PREIT's Affiliates of any of their respective obligations pursuant to such Concurrent Contracts, terminate this Agreement and unless the failure is caused by the breach of Buyer or Buyer's Affiliates pursuant to this Agreement or the Concurrent Contracts, neither party shall have any further obligation to the other except for the Covenants Surviving Termination and except as provided in Section 4.3.

             (c) It shall be a condition of Buyer's obligation to close on this Agreement that the Concurrent Contracts (other than the Concurrent Contracts for the Plymouth Meeting Mall and/or Echelon Mall) also close at the same time and the Venture Contracts shall have been fully negotiated at the time of Closing, provided that the failure to close the Concurrent Contracts at the same time does not result from the breach by Buyer or its Affiliates of any of their respective obligations pursuant to such Concurrent Contracts.













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19.14    Settlement With Equitable
         -------------------------

         Seller shall use its best efforts to settle the Claim by Equitable regarding Equitable's share of the "cash flow" (as such term is defined in the Assumed Debt Loan Documents) from the Christiana Mall required to be paid pursuant to the Assumed Debt Loan Documents. If Seller is unable to settle the dispute described in the prior sentence prior to the Closing Date, then Seller shall place into escrow with the Title Company (or such other escrow agent as may be acceptable to Equitable) the amount claimed by Equitable and any additional amount sufficient to satisfy Equitable that its claim as it relates to calendar year 2002 and that part of 2003 ending on the Closing Date will also be included in the escrowed amount together, if applicable, with the estimated amount of Equitable's attorneys' fees in connection with the Claim that would be due to Equitable under the Assumed Debt Loan Documents in order to cause Equitable to waive, as to Buyer, any Claims under the Assumed Debt Loan Documents arising through the date of Closing. Buyer hereby agrees that Seller shall be deemed to have satisfied Seller's obligations under this Section 19.14 if Seller escrows with the Title Company at least $1,200,000.












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                                   ARTICLE XX

                                 CONFIDENTIALITY

20.1     Confidentiality Agreement.
         --------------------------

         Buyer and Seller agree to comply with the Confidentiality Agreement which shall remain in full force and effect until the Closing at which time it shall terminate. In the event this Agreement is terminated prior to Closing, the Confidentiality Agreement shall remain in full force and effect in accordance with its terms.

20.2     Public Announcements.
         ---------------------

         Except as required by Law or the rules of any securities exchange on which the securities of either party hereto may be traded (in which case the disclosing party shall use all reasonable efforts to provide prior notification to the other party), no party to this Agreement shall make any public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without obtaining the prior consent of the other party, and the parties shall each consult with the other as to the timing and contents of any such announcement.

                                  ARTICLE XXI

                              FURTHER UNDERTAKINGS

21.1     Further Assurances.
         -------------------

         Each of the parties hereto shall, acting in good faith, use its commercially reasonable efforts to take or cause to be taken all appropriate action, do or cause to be done all things necessary, proper or advisable, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement. Such efforts shall include the parties' execution of such amendments to this Agreement as may be necessary in order to effectuate the overall intent of this Agreement, and to clarify the










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parties' respective rights and obligations hereunder with regard to a specific item, event, or circumstance.

21.2     Sale of Interests.
         ------------------

         Notwithstanding anything contained in this Agreement to the contrary, the sale of the Interest in the Owner Entity is subject to the COREAs. If the parties to the COREAs exercise their respective options to purchase the Interest or the Access Parcel subject the COREAs, then the obligation of the Seller to sell the Interest to Buyer pursuant to this Agreement shall be null and void, but all other obligations of the parties hereto shall continue in full force and effect.

                                  ARTICLE XXII

                           EQUITABLE OPTION AGREEMENT

22.1     Option Agreement Representations.
         ---------------------------------

         It is acknowledged that Buyer shall assume Seller's obligations as "Transferor" (as defined in the Option Agreement) under the Option Agreement. It is contemplated that Buyer and Equitable may enter into an amendment to the Option Agreement or a new agreement in substitution for the Option Agreement (the "Substitute Agreement"). Seller acknowledges that to the extent Buyer is obligated under the Option Agreement or the Substitute Agreement to make to Equitable any or all of the representations and warranties (the "Option Representations") which are required to be made by the Transferor pursuant to
Section 7 of the Option Agreement, Buyer shall be relying on the truthfulness and accuracy of the Option Representations as of Closing. Accordingly, for the limited purpose of this Article XXII Seller shall be deemed to have warranted to












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Buyer the truthfulness and accuracy, as of the Closing Date, of all of the
Option Representations.

         Seller shall indemnify, hold harmless and defend Buyer and its respective partners, members, shareholders, owners, officers, directors and agents and their respective personal representatives, successors and assigns, from and against any losses arising out of or caused by any claim by Equitable against Buyer pursuant to the Option Agreement or Substitute Agreement as the result of any of the Option Representations, as deemed having been made by Seller to Buyer, being untrue, inaccurate or misleading as of the Closing Date.

         A claim may only be made by Buyer against Seller on account of the Option Representations to the extent that Option Holder brings a claim against Buyer.

         The indemnification set forth in this Section 22.1 shall survive the Closing Date and shall remain in effect so long as Buyer may have liability to Equitable on account of the Option Representations.


                      [signatures appear on the next page]











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



         IN WITNESS WHEREOF the parties hereto have executed this Agreement effective as of the date first written above.

                              SELLER:
                              -------

                              NEW CASTLE ASSOCIATES, a Pennsylvania limited partnership

                              By: Pan American Associates, its general partner

                                  By: Pan American Office Investments, LP,
                                      its general partner

                                      By: Pan American Office Investments-GP,
                                          Inc., a Pennsylvania corporation


                                          By: /s/ George F. Rubin
                                              ----------------------------------
                                              Name:  George F. Rubin
                                              Title: Vice President

ATTEST:                       BUYER:
                              ------

                              CHRISTIANA MALL, LLC


/s/ [Signature Illegible]     By: /s/ Robert Minutoli
-------------------------         ----------------------------------------------
                                  Name:  Robert Minutoli
                                  Title: Executive Vice President

         The undersigned hereby executes this Agreement for the purpose of agreeing to act as Escrow Agent for the Deposit as provided in Article III.

                                   Chicago Title Insurance Company



                                   By: /s/ Kathleen Clemmensen
                                       -----------------------------------------
                                       Name:  Kathleen Clemmensen
                                       Title: Business Development Manager

                                   By: /s/ Christopher J. Smith
                                       -----------------------------------------
                                       Name:  Christopher J. Smith
                                       Title: Vice President